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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(4)	Date Filed:

1000 Nicollet Mall
Minneapolis, Minnesota 55403
(612) 304-6073

PROXY STATEMENT
Annual Meeting of Shareholders
June 9, 2010

To Our Shareholders:

        You are cordially invited to attend Target Corporation's 2010 Annual Meeting of Shareholders. The Annual Meeting will be held at 1:30 p.m., Mountain Daylight Time, on Wednesday, June 9, 2010 at The Inverness Hotel and Conference Center located at 200 Inverness Drive West, Englewood, Colorado 80112. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and proxy statement.

        At this year's Annual Meeting, you will be asked to elect four directors to our Board of Directors, to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, to approve certain amendments to our restated articles of incorporation (including an amendment that provides for the annual election of all directors), and to act on the shareholder proposal in the proxy statement, if presented at the Annual Meeting.

        We hope you will be able to attend the Annual Meeting, but if you cannot do so, it is important that your shares be represented. We urge you to read the proxy statement carefully, and to vote in accordance with the Board of Director's recommendations by telephone or Internet, or by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting.

        Thank you for your continued support.

Sincerely,

Gregg Steinhafel
Chairman of the Board, Chief Executive Officer and President

VOTING METHODS

        The accompanying proxy statement describes important issues affecting Target Corporation ("Target"). To vote:

  1.
  BY INTERNET

  a.
  Go to the web site identified on your proxy card or Notice of Internet Availability of Proxy Materials, 24 hours a day, seven days a week by the deadline set forth below.

  b.
  Enter the control number that appears on your proxy card or Notice of Internet Availability of Proxy Materials.

  c.
  Follow the simple instructions.

  2.
  BY TELEPHONE

  a.
  On a touch-tone telephone, call the toll-free number identified on your proxy card 24 hours a day, seven days a week by the deadline set forth below.

  b.
  Enter the control number that appears on your proxy card.

  c.
  Follow the simple recorded instructions.

  3.
  BY MAIL

  a.
  Mark your selections on the enclosed proxy card.

  b.
  Date and sign your name exactly as it appears on your proxy card.

  c.
  Mail the proxy card in the enclosed postage-paid envelope.

        In order to vote by Internet or by telephone, you must follow the relevant instructions above and vote by the following deadlines:

  •
  For shareholders of record, 11:59 p.m. Eastern Daylight Time on June 8, 2010.

  •
  For shareholders holding shares through an intermediary (other than the Target 401(k) Plan), such as a bank or broker, 11:59 p.m. Eastern Daylight Time on June 8, 2010.

  •
  For shareholders holding shares in the Target 401(k) Plan, 6:00 a.m. Eastern Daylight Time on June 7, 2010.

Your vote is important. Thank you for voting.

ADMISSION POLICY

        All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. You must reserve an admission ticket in order to attend. If you are a shareholder of record and plan to attend, please contact Target's Investor Relations Department by email at investorrelations@target.com or by telephone at (612) 761-6736 to reserve a ticket. Your ticket will be available for pick-up at the meeting. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you will need to send a written request for a ticket either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership to: Investor Relations, Target Corporation, 1000 Nicollet Mall, TPN-1146, Minneapolis, MN 55403 (fax: 612-761-5555 or email: investorrelations@target.com). Requests to reserve admission tickets will be processed in the order in which they are received and must be received no later than June 4, 2010.

 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on June 9, 2010.

        The proxy statement and annual report are available at www.proxyvote.com.

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	1:30 p.m., Mountain Daylight Time, on Wednesday, June 9, 2010
PLACE	The Inverness Hotel and Conference Center 200 Inverness Drive West Englewood, Colorado 80112
MEETING FORMAT	The meeting will include prepared remarks by our Chairman, President and CEO, followed by an interactive question and answer session with senior executives.
ITEMS OF BUSINESS	(1)	To elect the Class I directors for a one year term if Item 3 is approved, or a three-year term if Item 3 is not approved.
	(2)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.
	(3)	To consider a management proposal to amend our restated articles of incorporation relating to our Board of Directors, including to provide for annual elections of all directors.
	(4)	To consider a management proposal to amend our restated articles of incorporation to eliminate a supermajority vote requirement for certain business combinations.
	(5)	To consider a management proposal to amend and restate our restated articles of incorporation to reflect the changes proposed as Items 3 and 4, if approved, to conform cross-references, and to update a statutory reference for a change in the Minnesota Business Corporation Act.
	(6)	To act on the shareholder proposal in this proxy statement, if presented at the meeting.
RECORD DATE	You may vote if you are a shareholder of record at the close of business on April 12, 2010.
ANNUAL REPORT	Our 2009 Annual Report, which is not part of the proxy soliciting material, is available at www.proxyvote.com.
PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. Please vote in one of these three ways:
	(1)	VISIT THE WEB SITE shown under "Voting Methods" and have your proxy card or Notice of Internet Availability of Proxy Materials in hand to vote through the Internet,
	(2)	USE THE TOLL-FREE TELEPHONE NUMBER shown under "Voting Methods" and have your proxy card in hand OR
	(3)	MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card in the postage-paid envelope.
If you received a Notice of Internet Availability of Proxy Materials and would like to vote by telephone or mail, you must follow the instructions on the Notice to request a proxy card.
Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Timothy R. Baer Corporate Secretary

Approximate Date of Mailing of Proxy Materials
Or Notice of Internet Availability:
April 29, 2010

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
June 9, 2010

        The Board of Directors of Target Corporation solicits the enclosed proxy for the Annual Meeting of Shareholders to be held at The Inverness Hotel and Conference Center, 200 Inverness Drive West, Englewood, Colorado 80112 on Wednesday, June 9, 2010, at 1:30 p.m., Mountain Daylight Time, and for any adjournment thereof.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

        At our Annual Meeting, shareholders will act upon the matters described in the accompanying notice of meeting. In addition, our management will report on Target's performance during fiscal 2009 and respond to questions from shareholders.

Who may vote?

        We have one class of voting shares outstanding. Only shareholders of record at the close of business on the record date, April 12, 2010, are entitled to receive notice of the Annual Meeting and to vote. Each share of common stock will have one vote on each matter to be voted on.

Who may attend the Annual Meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. If you plan to attend, please review the admission policy at the beginning of this proxy statement.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date,                                      shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

How do I vote?

        You may vote by completing and properly signing the enclosed proxy card and returning it to us in the envelope provided. If you are a registered shareholder (whose shares are owned in your name and not in "street name") and attend the meeting, you may deliver your completed proxy card in person. In addition, you may vote either by telephone or through the Internet by following the instructions on your proxy card or Notice of Internet Availability of Proxy Materials. "Street name" shareholders should follow the voting instructions on the proxy form received from the institution that holds their shares.

May I vote confidentially?

        Subject to the exceptions described below, our policy is to treat all shareholder meeting proxies, ballots and voting tabulations of a shareholder confidentially, if the shareholder has requested confidentiality on the proxy card.

        If you so request, your proxy will not be available for examination and your vote will not be disclosed prior to the tabulation of the final vote at the Annual Meeting, except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) if there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission (SEC). The independent election inspectors may at any time inform us whether or not a shareholder has voted.

May I change my vote?

        Yes. Even after you have submitted your proxy, you may change your vote at any time by mailing a later-dated proxy card or by voting again via telephone or Internet before the applicable deadline—see the instructions under "Voting Methods." If you are a registered shareholder, you can also change your vote by attending the meeting in person and delivering a proper written notice of revocation of your proxy. Attendance at the meeting will not by itself revoke a previously granted proxy.

How does the Board recommend I vote?

        In summary, the Board of Directors recommends a vote:

    FOR election of its director nominees (see pages 5-10);

    FOR ratification of the appointment of Ernst & Young LLP as Target's independent registered public accounting firm (see page 48);

    FOR the approval of the amendment of our restated articles of incorporation relating to our Board of Directors, including to provide for annual elections of all directors (see pages 50-51);

    FOR the approval of the amendment of our restated articles of incorporation to eliminate the supermajority voting requirement for certain business combinations (see pages 50 and 52);

    FOR the approval of the amendment and restatement of our restated articles of incorporation to reflect the changes proposed in Items 3 and 4, if approved, to conform cross-references, and to update a statutory reference (see pages 50 and 52-53); and

    AGAINST the shareholder proposal in this proxy statement (see pages 53-54).

        Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's full recommendation is set forth in the description of each item in this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each item?

          Election of Directors.    A director nominee must receive more votes "For" his or her election than "Against" votes to be elected. A properly executed proxy marked "Abstain" with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted for or against the director nominee. If a director nominee who is an incumbent receives an equal or greater number of "Against" votes than "For" votes, the director nominee will remain on the board until he or she resigns. Our Corporate Governance Guidelines require an incumbent director who receives an equal or greater number of "Against" votes than "For" votes to promptly offer his or her resignation. The Nominating & Governance Committee will make a recommendation on the offer and the other directors must accept or reject the offer within 90 days and publicly disclose their decision and rationale.

          Amendments to Restated Articles of Incorporation.    Our current restated articles of incorporation provide that any amendment to Article IV or VI requires the affirmative vote of the holders of not less than 75% of the outstanding shares of voting stock. As the amendments proposed by Items 3 and 4 will modify Articles VI and IV, respectively, the approval of each of Items 3 and 4 will require the affirmative vote of at least 75% of our outstanding shares of common stock.

          Other Items.    For all other matters described in this proxy statement (including Item 5, the proposal to amend and restate our restated articles of incorporation) and any other items that properly come before the meeting, the affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on the item at the Annual Meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting, will be required for approval provided that a quorum is present in person or by proxy. A properly executed proxy marked "Abstain" with respect to any such matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote. Accordingly, an abstention will have the effect of a negative vote.

What is a broker non-vote?

        If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have or does not exercise discretionary authority to vote. In this situation, a "broker non-vote" may occur. Shares constituting broker non-votes are not counted or deemed to be present in person or by proxy for the purpose of voting on a matter at the Annual Meeting and, therefore, are not counted for the purpose of determining whether shareholders have approved Items 1, 2, 5, 6, and any other matter (other than Items 3 and 4) that properly comes before the Annual Meeting. With respect to Items 3 and 4, broker non-votes will have the effect of a negative vote. Broker non-votes are counted as present for the purpose of determining a quorum at the Annual Meeting.

What if other matters are presented for determination at the Annual Meeting?

        As of the date of this proxy statement, we know of no matters that will be presented for determination at the meeting other than those referred to in this proxy statement. If any other matters properly come before the meeting calling for a vote of shareholders, proxies in the enclosed form returned to us or voted by telephone or through the Internet will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Who pays the expenses incurred in connection with the solicitation of proxies?

        Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone, and through the Internet. In addition to sending you these materials, some of our directors and officers as well as management employees may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by Target, postings on our web site, www.target.com, and print advertisements. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Georgeson Shareholder Communications, Inc. to act as a proxy solicitor for a fee estimated to be $25,000, plus reimbursement of out-of-pocket expenses.

How will shares in the Target 401(k) Plan be voted?

        This proxy statement is being used to solicit voting instructions from participants in the Target 401(k) Plan with respect to shares of our common stock that are held by the trustee of the plan for the benefit of plan participants. If you are a plan participant and also own shares as a record holder, you will separately receive proxy materials to vote the shares you hold as a record holder. If you are a plan participant, you must instruct the plan trustee to vote your shares by utilizing one of the methods described on the voting-instruction form that you receive in connection with your shares held in the plan. If you do not give voting instructions, the trustee will vote the shares allocated to your personal account in proportion to the instructions actually received by the trustee from participants who give voting instructions.

How may I get additional copies of the Annual Report?

        Our Annual Report for the fiscal year ended January 30, 2010, including financial statements, is enclosed. The Annual Report is also available online at www.target.com (click on "Investors" and "Annual Reports"). For additional printed copies, please contact our Investor Relations representative by email at investorrelations@target.com, by mail at the address listed on the cover of this proxy statement, Attention: Investor Relations, or online at www.target.com (click on "Investors," then "Shareholder Services" and "Request Company materials").

How may I access or receive materials electronically?

        You can access our proxy materials, Annual Report and other periodic reports and information under the "Investors" section of our web site, www.target.com. You can also register at this same location to receive email alerts, which we send to registered users when new information is posted on our web site (click on "Investors" and "E-Mail Alerts"). Shareholders may request electronic delivery of our proxy materials and Annual Report online at www.target.com (click on "Investors," then "Shareholder Services" and "Sign up for E-Delivery"). To receive other shareholder information, contact us via email at investorrelations@target.com.

 ITEM ONE—ELECTION OF DIRECTORS

        Our current restated articles of incorporation provide that our business and affairs will be managed by, or under the direction of, a Board of Directors consisting of not fewer than 5 or more than 21 persons. Directors are divided into three classes with one class elected each year for a three-year term. The number of directors currently serving on the Board of Directors is 12, including four Class I directors whose terms expire at this Annual Meeting, four Class II directors whose terms expire at the 2011 Annual Meeting, and four Class III directors whose terms expire at the 2012 Annual Meeting.

        As explained in further detail on page 50, the Board is proposing to amend our restated articles of incorporation to move to annual elections of all our directors. This action cannot take place, however, until approved by shareholders. Accordingly, if the proposed amendment in Item 3 is not approved, the four nominees will serve a three-year term. If shareholders approve Item 3 to amend our restated articles of incorporation to move to annual election of all our directors, the Class I nominees will be elected for a one-year term at this Annual Meeting.

        The four Class I nominees are Calvin Darden, Anne M. Mulcahy, Stephen W. Sanger and Gregg W. Steinhafel. All of the nominees are currently directors and have consented to be named in this proxy statement and to serve if elected. If for any reason a nominee becomes unable to serve, the Nominating & Governance Committee of our Board of Directors may designate a substitute nominee, in which event the shares represented by proxies returned to us will be voted for such substitute nominee. If the Nominating & Governance Committee designates a substitute nominee, we will file an amended proxy statement that, as applicable, identifies the substitute nominee, discloses that such nominee has consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominee required by SEC rules.

        The Board believes that each of our nominee directors and incumbent directors have the experience, qualifications, attributes and skills that qualify them to serve as a director on the Board. Our directors have extensive executive and board experience in a variety of businesses, which we believe is relevant to their oversight of Target's business. Most importantly, the Board believes that the combination of the diverse backgrounds, skills and experiences of each director has produced a highly engaged, well functioning Board of Directors. Specific information on each director is as follows:

Director	Principal Occupation, other Directorships and Qualifications	Age	Director Since

Roxanne S. Austin Class II	Roxanne S. Austin is President, Chief Executive Officer and a director of Move Networks, Inc., an Internet television services provider, positions she has held since July 2009. Prior to joining Move Networks, she was President of Austin Investment Advisors, a private investment and consulting firm, from January 2004 to June 2009. She is a director of Abbott Laboratories, Teledyne Technologies Incorporated, and LM Ericsson Telephone Company.

	During the course of her 28-year career, Ms. Austin has developed financial and operational expertise through professional roles that included an independent auditor (Deloitte & Touche) and a CFO (Hughes Electronics Corporation). In addition, her experience as President and Chief Operating Officer of DirecTV, along with her continued involvement in new media technologies, provides valuable perspective on Target's multi-channel initiatives.	49	2002

Director	Principal Occupation, other Directorships and Qualifications	Age	Director Since

Calvin Darden Class I	Calvin Darden is Chairman of Darden Development Group, LLC, a real estate development company, a position he has held on a full-time basis since November 2009. From February 2006 to November 2009, he was Chairman of The Atlanta Beltline, Inc., an urban revitalization project for the City of Atlanta. He previously served as Senior Vice President of U.S. Operations of United Parcel Service of America, Inc., an express carrier and package delivery company, until his retirement in February 2005. He joined UPS in 1971 and held various operational and managerial positions throughout his career with UPS. He is a director of Coca-Cola Enterprises, Inc. and Cardinal Health Corp.

	Mr. Darden gained experience in supply chain networks, logistics, efficiency and quality control, customer service and management of a large-scale workforce over his 33-year career with UPS, and more recently has developed expertise in real estate development. As a result, Mr. Darden is able to provide relevant insight and guidance on a wide range of issues that are important to Target, given our employment base of more than 350,000 team members, our supply chain that services more than 1,700 retail stores and our significant real estate investment and growth opportunities.	60	2003
Mary N. Dillon Class III
Mary N. Dillon is Executive Vice President and Global Chief Marketing Officer of McDonald's Corporation, a global restaurant company, a position she has held since October 2005. Prior to joining McDonald's, Ms. Dillon was President of the Quaker Foods division of PepsiCo Corporation from September 2004 to September 2005.

	Ms. Dillon has substantial experience in marketing, brand management, food retailing and consumer sales. Her experience as President of a consumer food business and her marketing expertise are of tremendous value in light of our commitment to our brand and substantial investment in growing our food strategy.	48	2007

Director	Principal Occupation, other Directorships and Qualifications	Age	Director Since

James A. Johnson Class II	James A. Johnson is Vice Chairman of Perseus, LLC, a merchant banking private equity firm, a position he has held since April 2001. He is a director of The Goldman Sachs Group, Inc. and Forestar Group, Inc.

Within the past five years, Mr. Johnson also served as a director of UnitedHealth Group, KB Home, Gannett Co., Inc. and Temple-Inland, Inc.

	Mr. Johnson has more than 40 years of experience in business and the public sector, including executive management experience at Fannie Mae and service as an Executive Assistant to Vice President Walter F. Mondale. Mr. Johnson has strong leadership and consensus-building capabilities as well as a solid understanding of finance, corporate governance and reputation management. He also brings his knowledge of public policy issues and their related dynamics to the Board, providing important perspective in an environment in which regulatory and legislative activity is having an increasing impact on Target's business.	66	1996
Richard M. Kovacevich Class III
Richard M. Kovacevich is Chairman Emeritus and the former Chairman of the Board of Wells Fargo & Company, a banking and financial services company, a position he held from April 2001 to December 31, 2009. He also served as Chief Executive Officer of Wells Fargo & Company from 1998 until June 2007. He is a director of Cargill, Inc. and Cisco Systems, Inc.

	Mr. Kovacevich's long career in banking includes building Wells Fargo's substantial retail banking network of stores. As a result, Mr. Kovacevich provides the Board with valuable perspective on Target's strategic initiatives, financial management and deployment of capital, particularly with respect to Target's credit card and real estate assets. Mr. Kovacevich has notified us that he intends to retire from the Board on December 31, 2010.	66	1996

Director	Principal Occupation, other Directorships and Qualifications	Age	Director Since

Mary E. Minnick Class II	Mary E. Minnick is a Partner of Lion Capital, a private investment firm, a position she has held since May 2007. Prior to joining Lion Capital, she completed a 23-year career with The Coca-Cola Company, a manufacturer, marketer and distributor of nonalcoholic beverage concentrates and syrups, in February 2007. At Coca-Cola, she served in a variety of global executive positions ranging from general management to marketing, including Chief Operating Officer of Asia responsible for 38 countries. Most recently, she was Executive Vice President and President of Marketing, Strategy and Innovation.

	Ms. Minnick established a proven track record at The Coca-Cola Company for creating relevant marketing strategies to build brand awareness and drive sales. Her expertise in managing product development, marketing, packaging, distribution and sales in over 150 countries provides the Board with valuable insights as we continue to innovate and strengthen our core brand, grow our market share of both owned-brand and national-brand merchandise, and explore and pursue opportunities outside the United States.	50	2005
Anne M. Mulcahy Class I
Anne M. Mulcahy is Chairman of the Board of Xerox Corp., a document management company, a position she has held since January 2002. She also served as Chief Executive Officer of Xerox from August 2001 to July 2009. She joined Xerox in 1976 and has held various management positions in marketing, human resources and operations. She is a director of The Washington Post Company and Johnson & Johnson.

Within the past five years, Ms. Mulcahy also served as a director of Citigroup Inc.

	As the former CEO of Xerox, Ms. Mulcahy successfully led the company through a transformational turnaround, which involved substantial corporate finance considerations. Her knowledge of the technology industry, leadership skills, and global perspective, which were developed during her 33-year career at Xerox, provide the Board with strategic insights in all areas, including Target's efforts to deploy innovative technology in our stores.	57	1997
Derica W. Rice Class II
Derica W. Rice is Executive Vice President, Global Services and Chief Financial Officer of Eli Lilly and Company, a pharmaceutical company, positions he has held since January 2010 and May 2006, respectively. From May 2006 to December 2009 he served as Eli Lilly's Senior Vice President and Chief Financial Officer. From July 2003 to May 2006, he served as the company's Vice President and Controller.

	Mr. Rice's career with Eli Lilly has provided him with substantial experience in managing worldwide financial operations. His expertise gives the Board additional skills in the areas of financial oversight and the alignment of financial and strategic initiatives.	45	2007

Director	Principal Occupation, other Directorships and Qualifications	Age	Director Since

Stephen W. Sanger Class I	Stephen W. Sanger is the retired Chief Executive Officer and Chairman of the Board of General Mills, Inc., a consumer food products company. He served as Chief Executive Officer of General Mills from 1995 to September 2007, and as Chairman of the Board from 1995 to May 2008. He is a director of Wells Fargo & Company and Pfizer, Inc.

	Mr. Sanger established a strong record of achieving sales growth, building shareholder value, and cultivating a business environment committed to quality, productivity and innovation during his 34 years at General Mills. Mr. Sanger's wide-ranging experience in the consumer food industry provides the Board with valued insights in the development of Target's food strategy and international growth opportunities in addition to providing the Board with a seasoned, broad business perspective.	64	1996
Gregg W. Steinhafel Class I
Gregg W. Steinhafel is Chairman of the Board, Chief Executive Officer and President of Target. He began his career at the company as a merchandise trainee in 1979 and advanced through a variety of merchandising and operational management positions during the subsequent 20 years. In August 1999, Mr. Steinhafel became President of Target. He was given the additional title of Chief Executive Officer in May 2008 and Chairman in February 2009. In addition, Mr. Steinhafel is a director of The Toro Co.

	In his more than 30 years at Target, Mr. Steinhafel has gained meaningful leadership experience and retail knowledge. As Chief Executive Officer, he is responsible for determining the company's strategy and clearly articulating priorities as well as aligning and motivating the organization to execute effectively and ensure continued success. These capabilities, combined with Mr. Steinhafel's intimate understanding of Target's guests and unwavering commitment to Target's brand, make him uniquely qualified to serve on the Board.	55	2007
John G. Stumpf Class III
John G. Stumpf is Chairman of the Board, President and Chief Executive Officer of Wells Fargo & Company, a banking and financial services company. He has been President since August 2005, Chief Executive Officer since June 2007, and became Chairman in January 2010. A 28-year veteran of Wells Fargo, he has held various operational and managerial positions throughout his career.

	Mr. Stumpf's current role as Chairman, President and Chief Executive Officer of Wells Fargo, and long career in banking, provides the Board with additional expertise in financial oversight and stewardship of capital, which will provide a valuable perspective with respect to Target's credit card and real estate assets.	56	2010

Director	Principal Occupation, other Directorships and Qualifications	Age	Director Since

Solomon D. Trujillo Class III	Solomon D. Trujillo served as Chief Executive Officer and a director of Telstra Corporation Limited, Australia's leading telecommunications company, from July 2005 to May 2009.

Within the past five years, Mr. Trujillo also served as a director of Gannett Co., Inc., PepsiCo, and Electronic Data Systems Corporation.

	Mr. Trujillo is an experienced executive who has held CEO positions of companies in the telecommunications, media and cable industries headquartered in the U.S., Europe and Australia. His international experience and expertise in business technology and communications strategy provide valuable perspective related to Target's exploration of global expansion opportunities and its substantial annual investment in technology.	58	1994

 GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Director Independence

        The Board of Directors believes that a substantial majority of its members should be independent directors. The Board annually reviews all relationships that directors have with Target to affirmatively determine whether the directors are independent. If a director has a material relationship with Target, that director is not independent. The listing standards of the New York Stock Exchange (NYSE) set forth certain relationships that, if present, preclude a finding of independence.

        The Board affirmatively determined that all directors, other than Mr. Steinhafel, are independent. In making this determination, the Board specifically considered the following transactions, all of which were entered into in the ordinary course of business:

  •
  For Mr. Kovacevich, Mr. Stumpf and Ms. Mulcahy, the annual amount of payments by Target for goods and services for each of the last three fiscal years to the companies in which they served as executive officers, none of which amounted to more than 0.03% of any of such companies' annual revenues.

  •
  For Ms. Minnick, her indirect ownership position in portfolio companies of Lion Capital that are merchandise vendors of Target. Her indirect ownership in each of the portfolio companies is less than 5%, and Target's annual purchases constitute less than 2% of each portfolio company's annual revenues for each of the last three fiscal years.

        George Tamke served as an independent director until his retirement in March, 2010. In determining his independence, the Board considered the relationships discussed in our 2009 proxy statement.

Corporate Governance Documents Available on Our Website

        Copies of our key corporate governance documents are available on our website (www.target.com; click on "Investors" and "Corporate Governance"). These documents include our Corporate Governance Guidelines, Position Descriptions (charters) for each of the Board's committees, our Business Conduct Guide and our Corporate Responsibility Report.

Board Meetings; Attendance at Annual Shareholders Meeting

        The Board of Directors met five times during fiscal 2009. All incumbent directors attended at least 75% of the aggregate total of meetings of the Board and Board Committees on which the director served during the last fiscal year.

        Mr. Steinhafel, Mr. Johnson, Mr. Sanger, Ms. Mulcahy, Ms. Dillon and Mr. Darden attended our May 2009 Annual Meeting of Shareholders. In September 2009, the Board adopted a policy requiring all directors to attend all future Annual Meetings of Shareholders, absent extraordinary circumstances.

Board Leadership Structure; Risk Oversight

        The Board is led by Mr. Steinhafel in his role as Chairman. Mr. Steinhafel is also the Chief Executive Officer. The Board also has designated a lead independent director position to complement the Chairman's role, and to serve as the principal liaison between the independent directors and the Chairman.

        The Board recently reviewed its leadership structure and concluded that its current structure is the appropriate one for Target at this time. Specifically, the Board determined that in light of Target's clear strategy and the strength of its overall governance practices, a combined Chairman/CEO role will more effectively unify the Board and management around the specific initiatives to support Target's strategy. The Board continues to separately evaluate Mr. Steinhafel annually in each of his roles, and has retained the discretion to separate the Chairman/CEO roles at any time if the Board believes it would better serve the interests of Target. The Board also concluded that its lead independent director position effectively balances any risk of concentration of authority that may exist with a combined Chairman/CEO position.

        Mr. Johnson functions as our lead independent director. As lead director, Mr. Johnson:

  •
  presides at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of non-management directors;

  •
  conducts the annual performance reviews of the Chief Executive Officer and Chairman of the Board, with input from the other independent directors;

  •
  has an opportunity to review information and agendas sent to the Board and to assure that there is sufficient time for discussion of all agenda items; and

  •
  has the authority to convene meetings of non-management directors at every meeting.

        The primary responsibility for the identification, assessment and management of the various risks that we face belongs with management. The Board's oversight of these risks occurs as an integral and continuous part of the Board's oversight of our business. For example, our principal strategic risks are reviewed as part of the Board's regular discussion and consideration of our strategy, and the alignment of specific initiatives with this strategy. Similarly, at every meeting the Board reviews the principal factors influencing our operating results, including the competitive environment, and discusses with our senior executive officers the major events, activities and challenges affecting their respective functional areas.

        The Board's ongoing oversight of risk in the context of specific aspects of our business is supplemented by a formal risk review process conducted jointly by our internal audit and corporate risk teams. This review employs the COSO framework for classifying identified risks in four primary categories (strategic, operational, compliance and financial), and facilitates consideration of our overall risk exposures, strategic objectives and risk management programs in a holistic fashion. This formal risk review has been discussed with the Audit Committee, and we intend to discuss this formal risk review with the full Board on a regular basis.

        The oversight of risks also occurs at the Committee level on a more focused basis, as described in the description of each Committee's responsibilities.

Committees

        The Board has the following committees and committee composition as of the date of this proxy statement:

	Nominating & Governance	Compensation	Audit	Finance	Corporate Responsibility
Roxanne Austin*			C	M
Calvin Darden*	M	M
Mary Dillon*		M			M
James Johnson*		C			M
Richard Kovacevich*			M	M
Mary Minnick*			M		M
Anne Mulcahy*	M			C
Derica Rice*			M	M
Stephen Sanger*	C	M
Gregg Steinhafel
John Stumpf*
Solomon Trujillo*	M				C

*
Independent Director

M - Member

C - Committee Chair

A description of each Committee's function and number of meetings during fiscal 2009 follows.

Nominating & Governance Committee

        The Nominating & Governance Committee oversees our corporate governance practices, our business ethics program and identifies individuals qualified to become Board members. After identifying qualified Board candidates, the Nominating & Governance Committee will make a recommendation to the full Board with respect to candidates to stand for election or otherwise be added to the Board.

        The Nominating & Governance Committee uses the Board Membership Criteria set forth in our Corporate Governance Guidelines when evaluating director candidates. Under these criteria, the Committee seeks director candidates that have broad perspective, experience, knowledge and independence of judgment. Candidates are also evaluated with reference to the overall composition of the Board, such that the Board as a whole contains a predominance of business backgrounds that has a diverse set of experiences and perspectives.

        The Nominating & Governance Committee will consider a recommendation by a shareholder of a candidate for election as a Target director. Any shareholder who wishes the Nominating & Governance Committee to consider a candidate should submit a written request and related information to our Corporate Secretary no later than December 31 of the calendar year preceding the next Annual Meeting of Shareholders.

        Under our Corporate Governance Guidelines, non-management directors may not serve on the Board for more than 20 years, or 3 years after they retire from active employment, whichever occurs first. In addition, directors must resign at age 72 and must submit an offer of resignation for consideration by the Nominating & Governance Committee and the full Board upon any substantial change in principal employment.

        During fiscal 2009, each of Ms. Austin and Mr. Darden experienced a change in principal employment and submitted an offer of resignation. Following a review and upon recommendation of the Nominating &

Governance Committee, the Board did not accept their offers of resignation. Mr. Sanger is currently subject to our three-year post-retirement term limit, and he will not be eligible to serve beyond our 2011 Annual Meeting. Accordingly, if Item 3 is not approved by shareholders at our 2010 Annual Meeting, Mr. Sanger is not expected to complete the full three-year term for which he will have been elected.

        The Nominating & Governance Committee (including meetings of the previously separate Nominating Committee) held three meetings during the last fiscal year.

Compensation Committee

        The Compensation Committee has responsibility for determining the composition and value of non-CEO executive officer compensation and making recommendations with respect to CEO compensation to the independent members of the Board, who collectively have final approval authority. The Compensation Committee's responsibility includes reviewing our compensation philosophy, selection and relative weightings of different compensation elements to balance risk, reward and retention objectives, the alignment of incentive compensation performance measures with our strategy, and specific compensation levels for each executive officer. The Compensation Committee also reviews the compensation provided to non-management directors and makes recommendations to the independent members of the Board.

        The Compensation Committee may not delegate its primary responsibility of overseeing executive officer compensation, but it may delegate to management the administrative aspects of our compensation plans that do not involve the setting of compensation levels for executive officers. Additional information on the processes and procedures for executive compensation determinations, including the role of management and compensation consultants, is contained in the Compensation Discussion and Analysis beginning on page 22. The Compensation Committee held four meetings during the last fiscal year.

Audit Committee

        The Audit Committee assists the Board with the oversight of the integrity of Target's financial statements and internal controls, the compliance with legal and regulatory requirements, the review and approval of transactions with related persons, the independent auditor's qualifications and independence, and the performance of our internal audit function. The Board of Directors has determined that all members of the Committee satisfy the independence requirements of the NYSE and SEC, and that Ms. Austin, the Committee Chair, is an "audit committee financial expert" as defined by applicable SEC rules. The duties and activities of the Audit Committee are further described in the Report of the Audit Committee on page 49. The Audit Committee held five meetings during the last fiscal year.

Finance Committee

        The Finance Committee reviews our primary financial policies and strategies, including our liquidity position, funding requirements, ability to access the capital markets, interest rate exposures and policies regarding return of cash to shareholders. The Committee also reviews our employee benefit plan investment policies. The Finance Committee held two meetings during the last fiscal year.

Corporate Responsibility Committee

        The Corporate Responsibility Committee reviews and evaluates our public affairs, community relations, corporate social responsibility and reputation management programs. The Corporate Responsibility Committee held one meeting during the last fiscal year.

Communications with Directors

        Shareholders and other interested parties seeking to communicate with any individual director or group of directors may send correspondence to Target Board of Directors, c/o Corporate Secretary, 1000 Nicollet Mall, TPS-3255, Minneapolis, Minnesota 55403 or may send an email to BoardOfDirectors@target.com, which is managed by the Corporate Secretary. The Corporate Secretary, in turn, has been instructed by the Board to forward all communications to the relevant Board members, except those that are clearly unrelated to Board or shareholder matters.

Director Compensation

General Description of Director Compensation

        Our non-employee director compensation program allows directors to choose one of three forms of annual compensation—(a) a combination of cash, stock options, and restricted stock units (RSUs), (b) all stock options (if the director meets our stock ownership guidelines), or (c) all RSUs. Each form under the compensation program is intended to provide approximately the same level of compensation to non-employee directors as follows:

	Combination	All Options	All RSUs
Cash	$90,000	$0	$0
Options	80,000	245,000	0
RSUs	75,000	0	245,000

Total Compensation	$245,000	$245,000	$245,000

        The three forms of annual compensation have the following terms:

  •
  The cash retainer is paid pro-rata in quarterly installments. Directors may defer receipt of all or a portion of any cash retainer into the Director Deferred Compensation Plan. Deferrals earn market returns based on the investment alternatives chosen by them from the funds offered by Target's 401(k) Plan.

  •
  The size of stock option grants are based on the estimated present value as determined under the Hewitt Associates, LLC (Hewitt) Black-Scholes option pricing methodology. Stock options are granted in January, become exercisable one year after the date of grant and have a term equal to the lesser of ten years or five years following a director's departure from the Board.

  •
  RSUs are settled in shares of Target common stock after the director's departure from the Board. Dividend equivalents are paid on RSU's in the form of additional RSU's. RSU's are granted in January and vest quarterly over a one-year period.

 Director Compensation Table(1)

Name	Fees Earned or Paid in Cash	Stock Awards (2)(3)	Option Awards (2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)(5)	Total (6)
Roxanne Austin(7)	$115,000	$75,004	$59,014	$0	$249,018
Calvin Darden	$90,000	$75,004	$59,014	$0	$224,018
Mary N. Dillon	$0	$245,024	$0	$0	$245,024
James Johnson(8)	$0	$0	$199,142	$7,851	$206,993
Richard Kovacevich	$0	$75,004	$59,014	$0	$134,018
Mary Minnick	$0	$245,024	$0	$0	$245,024
Anne Mulcahy	$90,000	$75,004	$59,014	$0	$224,018
Derica W. Rice	$0	$245,024	$0	$0	$245,024
Stephen Sanger	$0	$245,024	$0	$5,082	$250,106
George Tamke(9)	$0	$0	$180,713	$0	$180,713
Solomon Trujillo	$90,000	$75,004	$59,014	$19,170	$243,188

(1)
Mr. Stumpf is not reflected in the Director Compensation Table because he became a director after the end of fiscal 2009.

(2)
Amounts represent the aggregate grant date fair value of RSUs and stock options that were granted in fiscal 2009, as computed in accordance with FASB ASC Topic 718, which uses assumptions that differ from the assumptions used in the Hewitt Black-Scholes methodology referred to above. Details on the stock awards and option awards granted during fiscal 2009 are as follows:

	Stock Awards (RSUs)		Option Awards
	# of Shares	Grant Date Fair Value	# of Shares	Grant Date Fair Value
Ms. Austin	1,518	$75,004	4,163	$59,014
Mr. Darden	1,518	$75,004	4,163	$59,014
Ms. Dillon	4,959	$245,024	0	$0
Mr. Johnson	0	$0	14,048	$199,142
Mr. Kovacevich	1,518	$75,004	4,163	$59,014
Ms. Minnick	4,959	$245,024	0	$0
Ms. Mulcahy	1,518	$75,004	4,163	$59,014
Mr. Rice	4,959	$245,024	0	$0
Mr. Sanger	4,959	$245,024	0	$0
Mr. Tamke	0	$0	12,748	$180,713
Mr. Trujillo	1,518	$75,004	4,163	$59,014

(3)
The aggregate number of unexercised stock options and unvested shares of restricted stock and restricted stock units outstanding at fiscal year-end held by directors was as follows:

Name	Stock Options	Restricted Stock	Restricted Stock Units
Ms. Austin	54,692	2,388	1,518
Mr. Darden	41,473	2,901	1,518
Ms. Dillon	0	0	4,959
Mr. Johnson	117,690	5,988	0
Mr. Kovacevich	89,370	9,074	1,518
Ms. Minnick	0	886	4,959
Ms. Mulcahy	31,015	6,314	1,518
Mr. Rice	0	0	4,959
Mr. Sanger	110,368	5,802	4,959
Mr. Tamke	97,955	3,634	0
Mr. Trujillo	93,048	0	1,518
(4)
Amount reported represents above-market earnings on nonqualified deferred compensation, consisting of an additional 6.0% annual return on a frozen deferred compensation plan. Prior to December 31, 1996, deferrals were allowed under our Deferred Compensation Plan Directors (DCP-Director). No new deferrals or participants were allowed after that year. Participants' DCP-Director accounts are credited each month with earnings based on the Moody's Corporate Bond Yield Average for the June of the preceding calendar year, plus an additional annual return of 6%. The minimum crediting rate is 12% and the maximum is 20%.

(5)
In addition to amounts reported, non-employee directors who were elected prior to 1997 are eligible to receive a lump-sum payment the February following the date they leave their directorship. The payment is equal to the present value of an annual payment stream of $25,000 (i.e., the director's fee in effect as of December 31, 1996) for a period equal to the number of years of service of the individual as a director before December 31, 1996. The present value is based on a discount rate of 5.49%. There are four active directors eligible to receive a benefit under this program. These directors, and their current benefit values are:

Name	Retirement Benefit
Mr. Johnson	$18,635
Mr. Kovacevich	$3,961
Mr. Sanger	$16,619
Mr. Trujillo	$52,408
(6)
In addition to the amounts reported, all directors also receive a 10% discount on merchandise purchased at Target stores and Target.com, both during active service and following retirement. Non-employee directors are also provided with $100,000 of accidental death life insurance.

(7)
Ms. Austin received additional annual compensation of $25,000 as a result of her role as Chairperson of the Audit Committee.

(8)
Mr. Johnson received additional annual compensation of $25,000 as a result of his roles as Lead Director and Chairman of the Compensation Committee.

(9)
Mr. Tamke retired from the Board in March 2010.

 CERTAIN RELATIONSHIPS

Policy on Transactions with Related Persons

        The Board of Directors has adopted a written policy requiring that any transaction: (1) involving Target; (2) in which one of our directors, nominees for director, executive officers, or greater than five percent shareholders, or their immediate family members, have a direct or indirect material interest; and (3) where the amount involved exceeds $120,000 in any fiscal year, be approved or ratified by a majority of independent directors of the full Board or by a designated committee of the Board. The Board has designated the Audit Committee as having responsibility for reviewing and approving all such transactions except those involving employment of an immediate family member of a director, nominee for director, executive officer or greater than five percent shareholder, in which case it will be reviewed and approved by the Compensation Committee.

        In determining whether to approve or ratify any such transaction, the independent directors or relevant Committee must consider, in addition to other factors deemed appropriate, whether the transaction is on terms no less favorable to Target than those involving unrelated parties. No director may participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

        We did not have any transactions requiring review and approval in accordance with this policy during fiscal 2009 and through the date of this proxy statement.

 BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS

Share Ownership of Directors and Officers

        Set forth below is information regarding the shares of Target common stock (our only outstanding class of equity securities) which are owned on March 19, 2010 or which the person has the right to acquire within 60 days of March 19, 2010 for each director, executive officer named in the Summary Compensation Table on page 32, and all Target directors and executive officers as a group.

Name of Individual or Number of Persons in Group	Outstanding Shares Beneficially Owned		Shares Issuable within 60 Days(1)	Stock Options Exercisable within 60 Days	Total Shares Beneficially Owned(2)
Roxanne S. Austin	2,388		6,791	50,529	59,708
Calvin Darden	2,901		6,791	37,310	47,002
Mary N. Dillon	0		14,503	0	14,503
James A. Johnson	5,988		4,654	103,642	114,284
Richard M. Kovacevich	65,840		4,524	73,440	143,804
Mary E. Minnick	886		22,420	0	23,306
Anne M. Mulcahy	7,114		6,791	26,852	40,757
Derica W. Rice	0		14,503	0	14,503
Stephen W. Sanger	30,552		1,256	110,368	142,176
John G. Stumpf(3)	0		0	0	0
Solomon D. Trujillo	40,924		4,072	88,885	133,881
Gregg W. Steinhafel	529,835	(4)(5)	0	1,089,434	1,619,269
Douglas A. Scovanner	65,463	(4)(6)	0	734,897	800,360
Michael R. Francis	21,063	(4)	0	396,041	417,104
Kathryn A. Tesija	55,084	(4)	0	94,588	149,672
Troy H. Risch	831	(4)	0	247,812	248,643
All directors and executive officers as a group (21 persons)	905,085	(4)	86,305	4,114,018	5,105,408

(1)
Includes shares of common stock that the named individuals may acquire on or before May 18, 2010 pursuant to the conversion of vested restricted stock units into common stock.

(2)
All directors and executive officers as a group own less than 1% of Target's outstanding common stock. The persons listed have sole voting and investment power with respect to the shares listed except that Mr. Sanger has shared voting and investment power over 24,750 shares.

(3)
Mr. Stumpf became a director on March 10, 2010.

(4)
Includes shares of common stock owned by executive officers in the Target 401(k) Plan as of March 19, 2010.

(5)
Includes 39,750 shares of common stock held in trusts of which Mr. Steinhafel is the sole trustee.

(6)
Includes 2,250 shares of common stock held in a trust of which Mr. Scovanner is the sole trustee.

Economic Ownership; Stock Ownership Guidelines

        Because the table above is limited to shares that are owned or which the person has the right to acquire within 60 days, it does not present a complete view of the economic exposure our directors and executive officers have to Target common stock. Excluded from the table above are restricted stock units which will be converted into common stock more than 60 days from March 19, 2010, and deferred compensation amounts that are indexed to Target common stock, but ultimately paid in cash.

        In 2004 we adopted stock ownership guidelines for our directors and executive officers that are based on economic ownership. These guidelines recognize the following forms of economic ownership:

  •
  Outstanding shares that the person owns or is deemed to own under the federal securities laws;

  •
  Restricted stock and RSUs, whether vested or unvested; and

  •
  Share equivalents that are held under deferred compensation arrangements.

        Our ownership guideline amount for directors is a fixed value of $270,000, and directors are expected to achieve this level of ownership within five years of their appointment. All directors currently comply with these stock ownership guidelines. The following table shows the economic ownership position of each director:

Name	Outstanding Shares Beneficially Owned	RSUs	Share Equivalents	Total Economic Ownership	Value at March 19, 2010(1)
Roxanne S. Austin	2,388	7,930	0	10,318	$549,949
Calvin Darden	2,901	7,930	681	11,512	$613,590
Mary N. Dillon	0	18,222	0	18,222	$971,233
James A. Johnson	5,988	4,654	0	10,642	$567,219
Richard M. Kovacevich	65,840	5,663	0	71,503	$3,811,110
Mary E. Minnick	886	26,139	390	27,415	$1,461,220
Anne M. Mulcahy	7,114	7,930	0	15,044	$801,845
Derica W. Rice	0	18,222	0	18,222	$971,233
Stephen W. Sanger	30,552	4,975	12,034	47,561	$2,535,001
John G. Stumpf (2)	0	946	0	946	$50,422
Solomon D. Trujillo	40,924	5,211	0	46,135	$2,458,996

(1)
Based on closing stock price of $53.30.

(2)
Mr. Stumpf became a director on March 10, 2010.

        Our ownership guideline amount for executive officers is based on a multiple of base salary as follows:

  •
  CEO: 5X base salary

  •
  Other executive officers: 3X base salary

        Executive officers are expected to achieve compliance within five years of their appointment. All of our executive officers currently comply with our guidelines. The following table shows the economic ownership position of each named executive officer:

Name	Outstanding Shares Beneficially Owned	RSUs	Share Equivalents	Total Economic Ownership	Multiple of Base Salary Held at March 19, 2010(1)
Gregg W. Steinhafel	529,835	110,126	230,274	870,235	30.9x
Douglas A. Scovanner	65,463	68,685	0	134,148	7.2x
Michael R. Francis	21,063	47,979	29,733	98,775	6.1x
Kathryn A. Tesija	55,084	41,941	8,492	105,517	7.5x
Troy H. Risch(2)	831	36,609	552	37,992	2.8x

(1)
Based on closing stock price of $53.30.

(2)
Mr. Risch became an executive officer on September 1, 2006.

Largest Owners of Target's Shares

        The table below sets forth certain information as to each person or entity known to us to be the beneficial owner of more than five percent of any class of our voting securities (percent of class based on shares outstanding on March 19, 2010):

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percent of Class
State Street Corporation	66,217,399	(1)	9.0%
One Lincoln Street
Boston, Massachusetts 02111
Capital Research Global Investors	41,185,800	(2)	5.6%
333 South Hope Street
Los Angeles, California 90071
BlackRock Inc.	38,246,953	(3)	5.2%
40 East 52nd Street
New York, New York 10022

(1)
State Street Bank Corporation (State Street), reported its direct and indirect beneficial ownership in various fiduciary capacities (including as trustee under Target's 401(k) Plan) on a Schedule 13G filed with the SEC on February 12, 2010. The filing indicates that as of December 31, 2009, State Street had sole voting power for 0 shares, shared voting power for 66,217,399 shares, sole dispositive power for 0 shares and shared dispositive power for 66,217,399 shares.

(2)
Capital Research Global Investors (CRGI) reported its beneficial ownership on a Schedule 13G filed with the SEC on February 10, 2010. The filing indicates that as of December 31, 2009, CRGI had sole voting power for 14,800,000 shares, shared voting power for 0 shares, sole dispositive power for 41,185,800 shares, and shared dispositive power for 0 shares.

(3)
BlackRock Inc. (BlackRock) reported its beneficial ownership on a Schedule 13G filed with the SEC on January 29, 2010. The filing indicates that as of December 31, 2009, BlackRock had sole voting power for 38,246,953 shares, shared voting power for 0 shares, sole dispositive power for 38,246,953 shares, and shared dispositive power for 0 shares.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        Our compensation programs are structured to align the interests of our executives with the interests of our shareholders. They are designed to attract, retain, and motivate a premier management team to sustain our distinctive brand and competitive advantage in the marketplace and to provide a framework that delivers outstanding financial results over the long term. In addition to alignment with shareholders, our compensation programs and principles are based on a pay for performance philosophy in which variable compensation represents a majority of potential compensation and includes a commitment to balanced performance metrics and sound governance.

        In support of this governance commitment, the company made several modifications in applying its compensation principles in 2009 in light of the uncertainty and volatility within the macroeconomic environment. Specifically, management recommended, and the Board approved, separate financial goals for the first half (spring season) and second half (fall season) of the year, rather than establishing annual goals, which had been our prior practice. The adoption of financial goals at the beginning of each season, which were used in determining non-equity incentive compensation awards for senior executives, allowed us to plan our business and execute our strategy with more timely information in a rapidly changing climate—which has generated significant value for all shareholders over the past year. Additionally, the Compensation Committee exercised discretion in the spring season by capping non-equity incentive compensation payouts because of the strength of actual performance in the first half relative to expectations and the greater importance of second half results to the total year. This action provided further evidence of the governance process and the commitment of the company to alignment. For performance share unit (PSU) awards granted in 2009 and 2010, we elected to use measurements of our performance relative to a defined set of competitors. This was done to ensure that our performance not only exceeds our own absolute benchmarks, but to ensure our compensation is linked to how we perform compared to our competition. In addition to these changes, an officer level compensation recoupment policy was established in January 2010. These enhancements, along with our existing compensation strategy and the support of our independent Compensation Committee and its advisor, Semler Brossy Consulting Group, LLC (SBCG), combined to create a compensation package with appropriate incentives that aligned the interests of our executives and our shareholders.

        We achieved outstanding financial results in 2009, well above management's and the financial community's expectations for performance when the year began. Our fully diluted EPS for 2009 was $3.30, representing a 15.2% increase over 2008 and within 1% of our highest EPS performance in company history. The strength of these results relative to expectations is primarily due to outperformance in our retail segment, which delivered record sales, gross margin rate, and retail earnings before interest and taxes (EBIT). The results of our credit card segment were in line with our expectations for the year and well above most other credit card issuers, reflecting disciplined portfolio management in a challenging credit environment. Overall, our 2009 performance is the result of an unwavering adherence to our strategic priorities, a thoughtful approach to planning and execution and gradually improving economic conditions. As a result of these exceptional results, our executive officers received non-equity incentive compensation that exceeded goal amounts, in alignment with our pay for performance strategy.

        In broad terms, our compensation programs for executive officers reflect the competitive environment in which we operate, and incorporate performance based criteria. More specifically, we

  •
  Establish incentive plan payout levels to provide an opportunity for compensation payments well above median levels in the marketplace when financial performance goals are exceeded and our stock price increases, and for significantly reduced compensation when our financial performance is below expectations and our stock price decreases;

  •
  Incorporate a mix of cash and equity compensation elements with varying time horizons and financial measures to reward sustained outstanding performance. This approach aligns with shareholder interests and is not overly influenced by a single financial measure or timeframe and encourages appropriate risk-taking;

  •
  Provide a competitive package of long-term, time-vested equity compensation, retirement and benefit plans to facilitate retention and provide opportunities to realize future value; and

  •
  Offer limited perquisites to promote efficiency in conducting company business and assist in the health and safety of our executive officers.

        The specific objectives of our variable compensation programs are to:

  •
  Focus attention on key financial performance measures that correlate with the creation of shareholder value including market share, earnings per share (EPS), earnings before interest and taxes (EBIT) and economic value added (EVA);

  •
  Directly align the interests of our executive officers with those of our shareholders by linking long-term compensation to stock price performance; and

  •
  Allow actual compensation to incorporate variability inherent in individual subjective performance assessments.

Roles of Compensation Committee, Management and Consultants

        The Compensation Committee is responsible for determining the composition and value of our non-CEO executive officer pay packages and for developing a recommendation for the CEO's pay package that is reviewed and approved by the independent directors of the full Board. The Committee receives assistance from two sources: (1) its independent compensation consulting firm, SBCG; and (2) our internal executive compensation staff, led by our Executive Vice President of Human Resources.

        SBCG has been retained by and reports directly to the Committee and does not have any other consulting engagements with management or Target. Specifically, the Committee has asked SBCG to regularly provide independent advice on current trends in compensation design, including overall levels of compensation, the merits of using particular forms of compensation, the relative weightings of different compensation elements, and the value of particular performance measures on which to base compensation. Within this framework, SBCG has been instructed to work collaboratively with management, including our CEO, our Executive Vice President of Human Resources and her staff to gain an understanding of Target's business and compensation programs to help SBCG advise the Committee.

        Compensation recommendations for executive officers are made to the Committee in two separate ways:

  •
  With respect to CEO compensation, SBCG provides an independent recommendation to the Committee, in the form of a range of possible outcomes, for the Committee's consideration. In developing its recommendation, SBCG relies on its understanding of Target's business and compensation programs and SBCG's independent research and analysis. SBCG does not meet with the CEO with respect to his compensation.

  •
  For other executive officers, the Executive Vice President of Human Resources works with the CEO to develop the CEO's compensation recommendations to the Committee. In developing these recommendations, the Executive Vice President of Human Resources provides the CEO with market data on pay levels and compensation design practices provided by Hewitt Associates, LLC (Hewitt) covering the benchmark companies noted in the next section. Hewitt does not have any interaction with either the Committee or the CEO, but does interact with the Executive Vice President of Human Resources and her staff. In addition to providing market data, Hewitt performs other services for Target unrelated to the determination of executive compensation. The final recommendations to the Committee are determined by the CEO, and include a recommendation with respect to the compensation of the Executive Vice President of Human Resources. Importantly, SBCG provides the Committee with SBCG's independent view of the CEO's compensation recommendations.

        All decisions regarding executive compensation and final recommendations to the independent members of the full Board are made solely by the Committee.

Compensation Positioning

Competitive Benchmarking

        Specific compensation levels for each executive officer are evaluated annually relative to benchmark companies. The market comparisons are determined by use of compensation data obtained from publicly available proxy statements analyzed by SBCG and proprietary survey data assembled by Hewitt. The companies included in the market comparisons are listed below.

Retail Group		General Industry Group

Best Buy	Lowe's	3M	McDonald's
Costco	Macy's	Abbott Labs	Medtronic
CVS Caremark	Safeway	Altria Group	MetLife
Home Depot	Sears	Archer Daniels Midland	Microsoft
J.C. Penney	Supervalu	Coca-Cola	PepsiCo
Kohl's	Walgreens	Deere	Pfizer
Kroger	Walmart	Dow Chemical	Procter & Gamble
		FedEx	Time Warner
		General Mills	UPS
		Johnson & Johnson	United Health Group
		Johnson Controls	Walt Disney
Kraft Foods

        The selected retail peer group provides a cross section of general merchandise, department store, food and specialty retailers and includes companies that are large (generally exceeding $15 billion in revenues) and meaningful competitors. General industry companies are also included as a peer group because they represent companies with whom we compete for talent. Like the selected retailers, the general industry companies are large and among the leaders in their industries. All of our peers are among the top 250 Fortune ranked companies and the median annualized total return to shareholders for both groups has outperformed the S&P 500 over the past five years ended January 31, 2010. The composition of the peer groups is reviewed annually to ensure it is relevant and comprehensive, and any changes made are reviewed with SBCG and approved by the Compensation Committee. The Committee regularly reviews the financial performance of our retail peers as it provides a useful benchmark of companies generating profitable market share growth over time. For 2009, two changes were made: Anheuser-Busch was acquired by the European company InBev and was replaced in the general industry group by Kraft Foods; and data from Wells Fargo was withheld because they were subject to TARP legislation that impacted compensation.

Benchmarking Elements and Amounts

        For each executive officer position, market data from our benchmark companies is used to compare program design and establish a targeted level of "total direct compensation," which is the sum of:

  •
  Base salary;

  •
  Short-term incentive compensation; and

  •
  Long-term incentive compensation

        Because we believe executive compensation should be highly correlated with our financial performance and the creation of shareholder value, variable elements of compensation, particularly long-term equity based awards, comprise a majority of total direct compensation for performance at goal. Over 60% of each executive officer's total direct compensation at goal is "at risk" and aligned with stock price and/or company financial performance. The following section outlines the elements of compensation at goal for our named executive officers.

Element	Description
Base Salary	• Comprises 20% or less of an executive officer's total direct compensation for performance at goal, for the CEO it generally comprises 15% or less.
• An executive officer's base salary is based on the size and scope of his or her position, individual expertise, experience and performance.
• The company typically targets base salary for all executive officers near the 75th percentile of the retail peer group and the 60th percentile of the general industry peer group. This positioning is reflective of the scope and complexity of our business relative to our peer group and positions us appropriately in the competitive market for talent.
Short-term Incentive (STI)
• Annual total short-term incentive opportunity (which includes non-equity incentive plan and personal performance payments) generally comprises 15% or less of an executive officer's total direct compensation for performance at goal, for the CEO it generally comprises 20% or less.
• At goal performance, the non-equity incentive plan comprises two-thirds of the total short-term incentive and personal performance accounts for one-third.
• Non-equity incentive plan payouts are based on performance of actual EBIT and EVA versus separate goals set for spring season and fall season. Performance versus spring season goal is weighted at 40% and performance versus the fall season goal is weighted at 60%. EBIT makes up 50% of the non-equity incentive payout and EVA accounts for the other 50%.
• Personal performance payouts are discretionary and based on subjective, individual performance factors.
Long-term Incentive (LTI)	• Comprises at least 65% of total direct compensation for performance at goal for both the CEO and executive officers.
• LTI awards are granted in the form of stock options, PSUs, and restricted stock units (RSUs), balancing awards tied to stock price performance and those tied to the combination of financial and stock price performance. This mix also facilitates retention and is consistent with our compensation philosophy and peer group market practice.
• 50% of the LTI award value as of the grant date is delivered as stock options, 25% as PSUs and 25% as RSUs.
• PSU awards are based 50% on domestic net sales market share growth and 50% on EPS performance; both are measured relative to our retail peer group over a 3-year period.
Total Direct Compensation
• At goal, the above elements aim to deliver total direct compensation that is at the 75th percentile of the retail peer group and at the 60th percentile of the general industry peer group. This positioning is reflective of the scope and complexity of our business relative to our peer group and positions us appropriately in the competitive market for talent.

2009 Compensation Actions Table

        We have included a table outlining compensation decisions made in connection with the 2009 fiscal year for the named executive officers that differs from the fiscal 2009 Summary Compensation Table on page 32 in the following ways:

  •
  It reflects determinations made by our Compensation Committee based on our annual grant cycle that includes equity awards granted in different fiscal years. The annual grant cycle involves a determination of the value of all long-term incentive awards in January of each year. Stock options and RSUs are granted in January and PSUs are granted two months later in March (to align with our financial goal-setting process);

  •
  In March 2010, the Board made a restricted stock grant to the CEO, which was related to his 2009 annual incentive compensation, as discussed in more detail below.

Name	Year	Salary ($)	Non-Equity Incentive Plan ($)	Personal Performance Payments ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total Direct Compensation ($)
Gregg W. Steinhafel	2009	1,350,000	3,250,000	0	8,000,040	3,503,393	16,103,433
Chairman, President and	2008	1,345,769	0	447,680	4,100,028	4,074,038	9,967,515
Chief Executive Officer	2007	1,235,769	54,141	447,680	4,700,038	4,586,845	11,024,473
Douglas A. Scovanner	2009	975,000	1,887,795	377,325	2,750,031	2,028,288	8,018,439
Executive Vice President	2008	972,115	0	270,203	2,700,009	2,697,553	6,639,880
& Chief Financial Officer	2007	915,961	34,094	270,203	2,700,022	2,678,711	6,598,992
Michael R. Francis	2009	850,000	1,645,770	328,950	1,900,006	1,401,363	6,126,089
Executive Vice President	2008	803,846	0	231,558	1,900,040	1,884,591	4,820,035
& Chief Marketing Officer	2007	710,769	29,219	231,558	1,900,015	1,871,429	4,742,990
Kathryn A. Tesija	2009	650,000	1,258,530	251,550	1,900,006	1,401,363	5,461,449
Executive Vice President—
Merchandising
Troy H. Risch	2009	725,000	1,403,745	241,425	1,375,040	1,014,151	4,759,361
Executive Vice President—Stores

(1)
Amounts represent the aggregate grant date fair value of RSUs and stock options that were granted during the annual grant cycle, as computed in accordance with FASB ASC Topic 718, which uses assumptions that differ from the assumptions used in the Hewitt Black-Scholes methodology used to determine the size of the stock option grants.

        The 2009 compensation shown in the above table reflects the design discussed on the previous page, together with our above-goal actual performance, as discussed below in 2009 Key Performance Measures and Performance Goals. It also reflects the amount and form of the annual incentive compensation for our CEO, Mr. Steinhafel. In determining the CEO's annual incentive, the Compensation Committee and Board considered our 2009 performance in absolute terms, relative to our retail and general industry peers, and information provided by the Board's independent compensation consultant regarding market levels for CEO total direct compensation. In light of our outstanding 2009 performance that delivered financial results significantly above goal, Mr. Steinhafel earned $5.4 million under the terms of our annual non-equity incentive plan. This amount was determined formulaically and reflects that we significantly exceeded our EBIT and EVA goals during our two semi-annual measurement periods as discussed below in 2009 Key Performance Measures and Performance Goals. In addition, the Board awarded Mr. Steinhafel a discretionary amount of $1.1 million to recognize his personal performance both as Chief Executive Officer in leading the company and as Chairman of the Board in leading the governance of the company in 2009, resulting in aggregate annual incentive compensation of $6.5 million.

        To ensure continued alignment of CEO compensation between short-term results and longer term value creation, the Board awarded the aggregate $6.5 million in annual incentive compensation in a combination of cash and stock, by exercising its discretion to reduce the cash payment of $5.4 million that was determined under our non-equity incentive plan to $3.25 million, and granted Mr. Steinhafel a

$3.25 million restricted stock award. Because of this split of Mr. Steinhafel's incentive compensation between cash and stock, the restricted stock award is reflected in the Stock Awards column above, and no amount is shown as a cash-based personal performance payment.

2009 Key Performance Measures and Performance Goals

        Our incentive programs use a combination of revenue, profit and return on investment metrics with semi-annual, annual, three-year and longer time horizons to provide a balanced assessment of our performance over time and ensure that our compensation performance metrics support our financial and strategic objectives. The combination of base salary, short-term incentive, and long-term incentive pay mix is designed to encourage thoughtful, but not excessive, risk taking. For each performance measure, we set a goal level of performance that is approved in advance by our Compensation Committee and independent directors and takes into consideration the financial performance of our peer companies. Actual performance against these goals determines the amount, if any, of payments to executive officers under our variable compensation plans. The following section describes the performance measures used under our short-term and long-term incentive compensation plans in 2009, the financial or strategic objective they are intended to reinforce, and the variable compensation element(s) with which they are aligned.

Variable Short-Term Cash-Based Incentive Measures (Non-Equity Incentive Plan)

  •
  EBIT—One of two financial performance measures for payments under our annual non-equity incentive plan. This measurement is designed to reinforce our focus on the growth in our earnings before interest and taxes and accounts for 50% of the non-equity incentive plan payout. Because the majority of our credit card receivables portfolio earns interest based on a variable interest rate, changes in interest rates affect finance charge revenues that, in turn, affect reported EBIT. Accordingly, we adjust EBIT to generally eliminate the effect of interest rate fluctuations (either up or down) on incentive plan calculations.

  •
  Investment Discipline (EVA)—EVA is the other financial performance measure for payments under our annual non-equity incentive plan and accounts as the other 50% of the plan payout. EVA is a measure of earnings after an estimated after-tax cost of capital charge and is used to evaluate the degree to which capital is being efficiently invested. The effective tax rate used to calculate EVA is fixed to prevent future tax volatility from having an unintended effect on payments. A positive EVA performance indicates we are generating returns on invested capital at rates higher than the cost of capital. Among other things, our use of EVA helps us temper the objective of increasing revenues through new store construction with a measure of how profitably we are investing in new stores. In calculating EVA, we use an annualized after-tax blended cost of debt and equity capital of 9% for capital used to fund our core retail operations and approximately 5% for capital used to fund our credit card operations.

Variable Short-Term Cash-Based Incentive Actual Results (Non-Equity Incentive Plan and Personal Performance)

  •
  2009 EBIT and EVA Performance Results—Strong execution in both business segments, combined with improving economic trends led to exceptional EBIT and EVA performance in 2009. Spring season results account for 40% of non-equity incentive compensation. Due to the strength of actual spring performance relative to goal and the greater importance of second half results, the Compensation Committee capped spring season payouts. Fall season results account for 60% of non-equity incentive compensation. Financial results continued to excel during the fall season with actual results again above expectations. Because of these exceptional results in both seasons, our executive officers earned annual non-equity incentive compensation that exceeded goal amounts. The following table summarizes spring and fall season financial performance versus goal:

Non-Equity Incentive Plan Performance Results—Fiscal 2009

	Performance Required for Payout Spring (in millions)			Performance Required for Payout Fall (in millions)
Performance Measure			Spring Actual Performance (in millions)			Fall Actual Performance (in millions)
	Threshold	Goal		Threshold	Goal
EBIT	$1,472	$1,549	$2,156	$2,075	$2,185	$2,482
EVA	$(395)	$(346)	$28	$(9)	$60	$268

  •
  Personal Performance—All executive officers are eligible to earn a personal performance payment. For all executive officers other than the CEO, personal performance payments correspond to a predetermined percentage of their base salary tied to a payout matrix for each personal performance review score. The maximum personal performance payout is equal to 46.7% of an executive officer's base salary. Review scores are approved by the Compensation Committee and are discretionary based on subjective management criteria, including the executive officer's ability to develop a high performance team, their ability to lead strategic initiatives and their demonstration of a strong commitment to high ethical standards. We include this subjective element within our mix of variable compensation elements to recognize the critical factors upon which we believe performance should be judged, but which are not quantifiable or linked to our financial statements. For fiscal 2009, the Compensation Committee approved the CEO's recommended personal review scores for executives.

Variable Long-term Equity Based Incentive Measures and Actual Results (Option Awards and Stock Awards)

  •
  Stock Price—We believe consistent execution of our strategy over multi-year periods will lead to an increase in our stock price. Stock options, PSUs and RSUs are the vehicles we use to provide our executive officers with a stake in this potential reward of their efforts. The actual compensation realized from stock options is dependent on increases in our stock price after the option grant dates and on each executive officer's decision of when to exercise. The value of PSU and RSU awards is also dependent on our stock price performance over time.

  •
  Long-term Equity Incentive Plan (Performance years prior to 2009)—Payouts of PSUs granted prior to 2009 are based on specified compound annual growth rates in EPS and revenue over a three-year period. The following table summarizes the performance and results that determine PSU payouts:

Long-term Equity Incentive Plan (Performance Share Units)
Performance Levels for Outstanding Awards Granted Prior to 2009

								Actual Performance for Completed Performance Period
		Compound Annual EPS Growth Required for Payout At			Compound Annual Revenue Growth Required for Payout At
	Final Performance Year							EPS Growth	Revenue Growth
Base Year		Threshold	Goal	Maximum	Threshold	Goal	Maximum
2007	2009	7.0%	14.0%	17.0%	8.0%	10.0%	13.0%	.89%	3.77%
2008	2010	7.0%	10.0%	15.0%	6.5%	8.0%	12.0%	N/A	N/A

    Details regarding each of the outstanding awards shown above are as follows:

    •
    2009 Final Performance Year award:  Because our three-year performance ending with fiscal 2009 did not meet the threshold for revenue growth or the threshold level for EPS, executive officers did not receive a PSU payout for either component of the award.

    •
    2010 Final Performance Year award:  Executive officers will earn a payout for this PSU award if we achieve compound annual growth rates over a three-year period for revenue and EPS as shown in the preceding table. The fiscal 2007 baseline revenue was adjusted to a 52-week basis for comparability. For purposes of calculating this PSU award, fiscal 2010 EPS will be determined using a fixed effective tax rate established in March 2008 to prevent future tax volatility from having an unintended effect on payouts. Our performance through the first two years of the performance period indicates that these awards are likely to pay out at 0%.

    •
    Long-term Equity Incentive Plan (Performance years beginning in 2009)—Payouts of PSUs granted in 2009 are based on our relative performance within our 15 company retail benchmarking peer group for both domestic net sales market share growth and EPS growth.

      Each measure determines half of the award. The decision to move to relative measures for PSU payouts is intended to ensure that our compensation performance metrics include not only performance against our own internal absolute benchmarks, but also performance relative to that of our competitors. Absolute measures that were used in the past could be greatly skewed by a rapid downturn or upturn in the economy, rather than reflecting executives' ability to drive performance under those conditions. The following table summarizes the performance and results that determine PSU payouts using the new measurements:

Long-term Equity Incentive Plan (Performance Share Units)
Performance Levels for Outstanding Awards Granted 2009 and Later

Actual Performance for Completed Performance Period
		Compound EPS Growth Rate Relative to Retail Peers Required for Payout At			Market Share Growth of Domestic Net Sales Required for Payout At
	Final Performance Year							Relative EPS Growth	Domestic Net Sales Growth
Base Year		Threshold	Goal	Maximum	Threshold	Goal	Maximum
2009	2011	12th	6th	3rd	12th	6th	3rd	N/A	N/A

    Details regarding the outstanding award shown above are as follows

    •
    2011 Final Performance Year award:  Executive officers will earn a payout for this PSU award if we achieve compound annual growth rates over a three-year period for EPS growth and domestic net sales market share growth relative to our retail peer group and as shown in the preceding table. For purposes of calculating this PSU award, fiscal 2010 and 2011 EPS will be determined using a fixed effective tax rate established in March 2009. Performance period to date places Target second among the retail peer group for EPS growth and sixth for net sales growth with award payouts forecast at slightly above goal.

Recoupment Policy

        To reflect sound governance and be consistent with market practice, in January 2010, the Board of Directors approved a recoupment policy for all officers at Target. Specifically, the recoupment (or "clawback") allows for recovery of the following compensation elements:

  •
  All amounts paid under the Short-Term Incentive Plan (includes discretionary component) that were paid with respect to any fiscal year that is restated

  •
  All awards under the Long-Term Incentive Plan whether exercised, vested, unvested, or deferred

        All demands for repayment are subject to Compensation Committee discretion. For an officer to be subject to recovery or cancellation under this policy, he or she must have engaged in intentional misconduct that contributed to the need for a restatement of our consolidated financial statements.

Policies on Equity Compensation

General

        Our use of equity compensation is intended to enhance the alignment of executive and shareholder interests, and also to provide a means for our executives and directors to accumulate an ownership stake in Target. Our executive and director stock ownership guidelines, and their current ownership positions, are discussed on pages 19–20 of this Proxy Statement.

        Our Compensation Committee recognizes that the use of equity as a form of compensation can result in potential shareholder dilution. All of our equity compensation awards are granted under a shareholder approved plan (our Long-Term Incentive Plan). On an annual basis, the Committee reviews and approves an aggregate pool of shares that are available for grant, and in doing so, reviews metrics relating to both the annual grant rate and the cumulative dilutive impact of outstanding awards. In addition, the plan expressly prohibits the repricing of any outstanding stock option without shareholder approval.

Grant Timing Policy

        We have the following practices regarding the timing of equity compensation grants which includes stock option exercise price determinations. These practices have not been formalized in a written policy, but they are strictly observed.

  •
  Stock options and RSUs are granted on the date of our regularly scheduled January Compensation Committee meeting. PSUs are granted on the date of our regularly scheduled March Compensation Committee meeting in order to align the grant date of the award with our financial goal-setting process. These meetings are scheduled more than one year in advance.

  •
  We set the exercise price of stock awards at the volume-weighted average trading price of our stock on the grant date. We believe that the volume-weighted average price is a better measure of the fair value of our shares than the closing price on the grant date, as it eliminates the effect of any variations in stock price that may occur in the final minutes of trading if the closing price were used.

  •
  We have no practice or policy of coordinating or timing the release of company information around our grant dates. Our information releases are handled in a process completely separate from our equity grants.

  •
  On occasion we make equity compensation grants outside of our annual grant cycle for new hires, promotions and recognition or retention purposes. Grants to executive officers are approved by the Compensation Committee with an effective date on or after the date of approval. If the grant date is after the date of approval, it is on a date specified by the Committee at the time of approval.

Additional Compensation Elements

        Several of our compensation elements are designed to encourage retention of key talent. These elements include:

  •
  Stock options

  •
  RSUs

  •
  PSUs

  •
  Pension plan

  •
  401(k); and

  •
  Deferred compensation plan

Details on each of these elements of our compensation programs are provided in the tables that follow the Summary Compensation Table beginning on page 32.

Perquisites

        We provide certain perquisites to our executive officers, principally to allow them to devote more time to company business and to promote their health and safety. The Compensation Committee reviews these perquisites annually to ensure they are consistent with our philosophy and appropriate in magnitude. The personal use of our aircraft is provided to our CEO for security reasons. Other perquisites are described on page 33 of this proxy statement.

Employment Contracts

        None of our executive officers, including our CEO, have employment contracts.

Income Continuance

        We have an Income Continuance Policy (ICP) that is provided to executives who are involuntarily terminated without cause because we believe it is appropriate to provide continued income to assist in their occupational transition. The maximum payment under this policy (paid during regular pay cycles over two years) is two times the sum of base salary plus the average of the last three years of personal performance and non-equity incentive plan payments.

Tax Considerations—Code Section 162(m)

        Our compensation programs are designed to allow us to comply with the tax deductibility limitations of Section 162(m) of the Internal Revenue Code in the following ways:

  •
  Under a shareholder approved plan, our long-term equity awards qualify as deductible performance based compensation under Section 162(m).

  •
  Our non-equity incentive plan and personal performance plan payments are paid under a shareholder approved plan and intended to qualify as deductible performance based compensation.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and this proxy statement.

COMPENSATION COMMITTEE

James A. Johnson, Chair
Calvin Darden
Stephen W. Sanger
Solomon D. Trujillo*

*
Mr. Trujillo rotated off the Compensation Committee following the preparation of this report as part of our regular governance practices.

 Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus			Stock Awards(2)(3)		Option Awards(2)		Non-Equity Incentive Plan Compensation			Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)		All Other Compensation(5)		Total
Gregg W. Steinhafel Chairman, President & Chief Executive Officer	2009 2008 2007	$ $ $	1,350,000 1,345,769 1,235,769	$ $ $	0 447,680 447,680	(1)	$ $ $	4,425,064 6,750,041 2,750,038	$ $ $	3,503,393 4,074,038 4,586,845	$ $ $	3,250,000 0 54,141	(1)	$ $ $	601,869 340,537 265,699	$ $ $	176,308 539,953 323,020	$ $ $	13,306,634 13,498,018 9,663,192
Douglas A. Scovanner Executive Vice President & Chief Financial Officer	2009 2008 2007	$ $ $	975,000 972,115 915,961	$ $ $	377,325 270,203 270,203		$ $ $	2,725,034 4,050,027 2,000,017	$ $ $	2,028,288 2,697,553 2,678,711	$ $ $	1,887,795 0 34,094		$ $ $	207,041 142,271 109,719	$ $ $	89,461 306,724 291,536	$ $ $	8,289,944 8,438,893 6,300,241
Michael R. Francis Executive Vice President—Chief Marketing Officer	2009 2008 2007	$ $ $	850,000 803,846 710,769	$ $ $	328,950 231,558 231,558		$ $ $	1,900,029 2,850,032 1,600,037	$ $ $	1,401,363 1,884,591 1,871,429	$ $ $	1,645,770 0 29,219		$ $ $	55,526 27,536 16,050	$ $ $	122,890 344,987 201,272	$ $ $	6,304,528 6,142,550 4,660,334
Kathryn A. Tesija Executive Vice President—Merchandising	2009		$650,000		$251,550			$1,700,011		$1,401,363		$1,258,530			$42,877		$78,849		$5,383,180
Troy H. Risch Executive Vice President—Stores	2009		$725,000		$241,425			$1,437,545		$1,014,151		$1,403,745			$14,546		$108,312		$4,944,724

(1)
Mr. Steinhafel received a restricted stock award of $3.25 million in March 2010, which represented his 2009 bonus and a portion of his 2009 Non-Equity Incentive Plan compensation. This restricted stock award is not reflected in the Summary Compensation Table because it was granted in fiscal 2010. See the discussion on page 26 of the Compensation Discussion and Analysis for more information.

(2)
Amounts represent the aggregate grant date fair value of awards made each fiscal year, as computed in accordance with FASB ASC Topic 718. See Note 25, Share-Based Compensation, to our consolidated financial statements for each of fiscal 2009, 2008 and 2007 for a description of our accounting and the assumptions used.

(3)
Includes the aggregate grant date fair value of performance share units that were computed based on the probable outcome of the performance conditions as of the grant date. The value of the awards granted in fiscal 2009 if the maximum performance level is achieved is set forth below.

Name	Amount Reported	Maximum Amount
Mr. Steinhafel	$2,050,024	$3,075,036
Mr. Scovanner	$1,350,003	$2,025,019
Mr. Francis	$950,023	$1,425,048
Ms. Tesija	$750,005	$1,125,007
Mr. Risch	$750,005	$1,125,007
(4)
For 2009, the following amounts are related to the change in pension value and above-market earnings on nonqualified deferred compensation:

Name	Change in Pension Value	Nonqualified Deferred Compensation Earnings
Mr. Steinhafel	$270,254	$331,615
Mr. Scovanner	$78,486	$128,555
Mr. Francis	$35,494	$20,032
Ms. Tesija	$42,877	$0
Mr. Risch	$14,546	$0

Consistent with applicable law, the accrued benefits under the pension plan cannot be reduced; however, the present value of the benefit is dependent on the discount rate used. The discount rates used in 2009, 2008 and 2007 were 5.85%, 6.50% and 6.45%, respectively. The Change in Pension Value column reflects the additional pension benefits attributable to service and changes in the discount rate.

The above-market earnings on nonqualified deferred compensation consist of an additional 6.0% annual return on a frozen deferred compensation plan, the Target Corporation Officer Deferred Compensation Plan. See the narrative following the Nonqualified Deferred Compensation table for additional information.

(5)
The amounts reported for 2009 include matching credits of up to a maximum of 5% of cash compensation allocated among the Target 401(k) Plan and the EDCP, the dollar value of life insurance premiums paid by Target, credits to the EDCP representing annual changes in supplemental pension plan values (as described in more detail in the narrative following the Pension Benefits table), and perquisites.

	Match Credits	Life Insurance	SPP Credits		Perquisites	Total
Mr. Steinhafel	$89,884	$8,402	$0	(a)	$78,022	$176,308
Mr. Scovanner	$62,335	$8,402	$0	(a)	$18,724	$89,461
Mr. Francis	$53,751	$5,320	$0	(a)	$63,819	$122,890
Ms. Tesija	$43,576	$4,553	$0	(a)	$30,720	$78,849
Mr. Risch	$47,410	$3,432	$19,290		$38,180	$108,312
  (a)
  Mr. Steinhafel, Mr. Scovanner, Mr. Francis and Ms. Tesija each had a negative supplemental pension plan credit which was deducted from their EDCP accounts, in the amounts of $(130,949), $(9,739), $(101,182) and $(53,596), respectively.

        The perquisites, none of which individually exceed $25,000, consist of a company-provided car or car allowance, personal use of company-owned aircraft, reimbursement of financial management expenses, reimbursement of home security expenses, on-site parking, on-site exercise room, spousal travel on business trips, gifts and executive physicals.

        The dollar amount of perquisites represents the incremental cost of providing the perquisite. We generally measure incremental cost by the additional variable costs attributable to personal use, and we disregard fixed costs that do not change based on usage. Incremental cost for personal use of company-owned aircraft was determined by including fuel cost, landing fees, on-board catering and variable maintenance costs attributable to personal flights and related unoccupied positioning, or "deadhead," flights.

        In addition to the perquisites included in the table above, the named executive officers receive certain other personal benefits for which we have no incremental cost, as follows:

  •
  Messrs. Steinhafel, Scovanner and Francis have memberships in a downtown business club as the result of a grandfathered perquisite that is no longer available. The club is used almost exclusively for business functions; however, they may occasionally use the club for personal purposes provided they pay for any meal or other incremental costs;

  •
  Occasional use of support staff time for personal matters;

  •
  Occasional personal use of empty seats on business flights of company-owned aircraft;

  •
  Occasional personal use of event tickets when such tickets are not being used for business purposes; and

  •
  For Mr. Steinhafel, the transfer of ownership of his company-provided car in 2009. The car was purchased in 2005 under a previous company car perquisite plan. Mr. Steinhafel paid for 7.7% of the cost of the car at the time of purchase and the remaining cost of the car has been previously reported as All Other Compensation to him.

 Grants of Plan-Based Awards in Fiscal 2009

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Per Share Exercise or Base Price of Option Awards(5)	Grant Date Fair Value of Stock and Option Awards(6)
		Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Gregg W. Steinhafel	3/11/09	$202,500	$810,000	$1,620,000
	3/11/09				N/A	75,424	113,136				$2,050,024
	9/08/09	$303,750	$1,215,000	$3,780,000
	1/13/10								247,139	$49.41	$3,503,393
	1/13/10							48,068			$2,375,040
Douglas A. Scovanner	3/11/09	$39,000	$208,260	$468,000
	3/11/09				N/A	49,669	74,504				$1,350,003
	9/08/09	$58,500	$312,390	$3,315,000
	1/13/10								143,081	$49.41	$2,028,288
	1/13/10							27,829			$1,375,031
Michael R. Francis	3/11/09	$34,000	$181,560	$408,000
	3/11/09				N/A	34,953	52,430				$950,023
	9/08/09	$51,000	$272,340	$2,890,000
	1/13/10								98,856	$49.41	$1,401,363
	1/13/10							19,227			$950,006
Kathryn A. Tesija	3/11/09	$26,000	$138,840	$312,000
	3/11/09				N/A	27,594	41,391				$750,005
	9/08/09	$39,000	$208,260	$2,210,000
	1/13/10								98,856	$49.41	$1,401,363
	1/13/10							19,227			$950,006
Troy H. Risch	3/11/09	$29,000	$154,860	$348,000
	3/11/09				N/A	27,594	41,391				$750,005
	9/08/09	$43,500	$232,290	$2,465,000
	1/13/10								71,541	$49.41	$1,014,151
	1/13/10							13,915			$687,540

(1)
Awards represent potential payments under our Executive Short-Term Incentive Plan (STIP). For fiscal 2009, the STIP was divided into two seasonal periods covering, respectively, our first two fiscal quarters (referred to as the "spring season") and our last two fiscal quarters (referred to as the "fall season"), and payments were based on specified target levels of EBIT and EVA for each season, as described in the Compensation Discussion and Analysis.

The actual amounts earned for fiscal 2009 are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation. Executives must be employed on the date the payments are made (typically in March of each year with respect to the preceding fiscal year) to be eligible for a payment, except in the event of death, disability or retirement after age 55 with at least five years of service. The maximum payment for the spring season was based on the level established by the Compensation Committee, and the maximum for the fall season was based on the annual plan maximum, which is generally four times salary less, for executives other than the CEO, the minimum personal performance bonus payable as a condition to receiving a financial performance payout under the Plan.

(2)
Awards represent potential payments under PSUs granted under our Long-Term Incentive Plan in fiscal 2009. Payments are based on our performance relative to a retail peer group over a three-year measurement period on two measures: domestic market share change and earnings per share growth, and range from 0 to 150% of the target amount. See the Compensation Discussion and Analysis for a more detailed description of these performance measures. The other terms of the PSUs are described in Note 3 to the Outstanding Equity Awards table.

(3)
Awards represent RSUs granted under our Long-Term Incentive Plan. The terms of the RSUs are described in Note 2 to the Outstanding Equity Awards table.

(4)
Awards represent stock options granted under our Long-Term Incentive Plan. The terms of stock option grants are described in Note 1 to the Outstanding Equity Awards table.

(5)
The exercise price of all options was based on the volume weighted average price of Target common stock on the date of grant.

(6)
Grant date fair value for stock options, PSUs and RSUs was determined pursuant to FASB ASC Topic 718.

 Outstanding Equity Awards at 2009 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(2)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Gregg W. Steinhafel	205,909	0	$34.00	1/10/2011	215,788	$11,063,451	135,873	$6,966,209
	147,059	0	$40.80	1/09/2012
	128,884	0	$30.26	1/08/2013
	75,817	0	$38.25	1/14/2014
	101,154	0	$49.43	1/12/2015
	122,268	0	$53.98	1/11/2016
	0	159,884	$48.16	6/14/2016
	98,959	32,987	$58.13	1/10/2017
	127,838	127,839	$48.89	1/09/2018
	81,546	244,638	$33.80	1/14/2019
	0	247,139	$49.41	1/13/2020
Douglas A. Scovanner	117,663	0	$34.00	1/10/2011	122,188	$6,264,579	87,566	$4,489,509
	110,295	0	$40.80	1/09/2012
	96,663	0	$30.26	1/08/2013
	67,974	0	$38.25	1/14/2014
	80,923	0	$49.43	1/12/2015
	101,890	0	$53.98	1/11/2016
	70,962	23,654	$58.13	1/10/2017
	74,657	74,658	$48.89	1/09/2018
	53,994	161,983	$33.80	1/14/2019
	0	143,081	$49.41	1/13/2020
Michael R. Francis	61,275	0	$40.80	1/09/2012	47,824	$2,451,936	61,622	$3,159,360
	54,249	0	$38.25	1/14/2014
	60,692	0	$49.43	1/12/2015
	73,176	0	$53.98	1/11/2016
	56,769	18,924	$58.13	1/10/2017
	52,158	52,158	$48.89	1/09/2018
	37,722	113,166	$33.80	1/14/2019
	0	98,856	$49.41	1/13/2020
Kathryn A. Tesija	7,587	0	$49.43	1/12/2015	41,803	$2,143,240	43,568	$2,233,731
	14,821	0	$53.98	1/11/2016
	12,902	4,301	$58.13	1/10/2017
	15,341	15,341	$48.89	1/09/2018
	14,351	43,055	$52.26	4/11/2018
	29,586	88,758	$33.80	1/14/2019
	0	98,856	$49.41	1/13/2020
Troy H. Risch	2,942	0	$34.00	1/10/2011	36,491	$1,870,894	50,099	$2,568,576
	4,290	0	$40.80	1/09/2012
	5,784	0	$30.26	1/08/2013
	4,576	0	$38.25	1/14/2014
	1,679	0	$44.69	9/01/2014
	5,058	0	$49.43	1/12/2015
	1,881	0	$53.17	9/01/2015
	9,263	0	$53.98	1/11/2016
	64,627	21,543	$46.42	7/28/2016
	70,059	23,353	$58.13	1/10/2017
	48,067	48,068	$48.89	1/09/2018
	29,586	88,758	$33.80	1/14/2019
	0	71,541	$49.41	1/13/2020

(1)
Stock options have a ten-year term and generally vest and become exercisable in 25% increments on each anniversary of the grant date. Recipients of stock options must be continuously employed from the grant date to the applicable vesting date to become vested. If an executive officer's employment is terminated, unvested options are forfeited and the executive officer will have 210 days to exercise any vested options. An extension of the vesting and post-termination exercise periods may be provided

  (but not in excess of the original ten-year term of the option) if the executive officer satisfies certain age and years of service conditions as of the date of termination, as follows:

Age	Minimum Years of Service	Vesting and Exercise Extension Period
65	5	5 Years
55-64	15	5 Years
52-54	15	4 Years
48-51	15	3 Years
45-47	15	2 Years

  For stock options granted prior to January 12, 2005, the potential extension of the post-termination exercise periods is based on the following age and years of service schedule:

Age	Minimum Years of Service	Exercise Extension Period
55	5	5 Years
45-54	15	2 Years

  To receive these extension provisions, the executive must provide a one-year advance notice if the termination is voluntary and sign an agreement that includes a non-solicitation clause and provides that the award will be terminated if the executive becomes employed by specified competitors. These vesting-extension provisions are not available if an executive is involuntarily terminated for deliberate and serious disloyal or dishonest conduct.

  A five-year exercise period (not to exceed the original ten-year term of the option) will apply in the event of the executive's termination due to death or a disability. Vesting is accelerated upon death and continues during the five-year post termination exercise period in the event of disability. Options are transferable during the life of the recipient to certain family members and family-controlled entities.

  The extension provisions described above do not apply to the June 14, 2006 grant to Mr. Steinhafel. Additionally, the June 14, 2006 grant to Mr. Steinhafel does not vest until the earlier of June 14, 2010, his death or his disability. The award is forfeited if he voluntarily terminates before those events. If Mr. Steinhafel is involuntarily terminated prior to the scheduled vesting date under circumstances that entitle him to severance under our Income Continuance Policy, he will be 50% vested in the June 14, 2006 grant.

(2)
Includes: (A) RSUs granted in fiscal 2009 (2009 RSUs); (B) RSUs granted in fiscal 2008 (2008 RSUs) and (C) for Messrs. Scovanner and Steinhafel, outstanding restricted stock awards that were awarded from 1993 to 1995.

RSUs are subject to cliff-vesting three years after the date of grant. Recipients of RSUs must generally be continuously employed through the vesting date to become vested. For the 2009 RSUs, continuous employment is not required if the executive is age 55 or older and has 15 years of service, provides a one-year advance notice of retirement, and signs a non-solicitation agreement. The terms of the 2008 RSUs are the same as the terms of the 2009 RSUs, except a pro rata portion of the 2008 RSUs will vest after the second anniversary of the grant date if the executive is age 55 or older, has 15 years of service (or age 65 with 5 years of service), and provides a one-year advance notice of retirement. In addition, vesting is accelerated in the event of death or disability, and 50% of the RSUs will vest if the recipient is involuntarily terminated prior to the scheduled vesting date under circumstances that entitle him to severance under our Income Continuance Policy (see discussion of the ICP in the section captioned "Potential Payments Upon Termination or Change-in-Control"). Upon vesting, units are converted into shares of our common stock on a 1:1 basis. Dividend equivalents are paid (in the form of additional units) on RSUs during the vesting period.

  The restricted stock awards that were awarded from 1993 to 1995 will vest upon the executive's retirement provided that retirement occurs after age 55 and the executive provides a one-year advance notice of his retirement date. The vesting date will be accelerated in the following circumstances:

  •
  Death or total disability (100% vesting)

  •
  Qualifying involuntary termination after age 55 (100% vesting)

  •
  Qualifying involuntary termination prior to age 55 (50% vesting)

  •
  Change-in-control (100% vesting)

(3)
The shares reported in this column represent potentially issuable shares under outstanding PSU awards. PSUs represent the right to receive a variable number of shares based on actual performance over the performance period. The number of shares reported is based on our performance period-to-date actual results under the applicable performance measures and assuming that the payout will occur at the next highest level (threshold, target or maximum). The performance levels required for payouts on outstanding awards are described in the Compensation Discussion and Analysis.

Dividends or dividend equivalents are not paid on PSUs during the performance period. The recipients of PSU awards may elect to defer receipt of any shares issuable upon earning the award. If a deferral is elected, the issuance of shares is deferred to the time specified in the deferral election, and dividend equivalents are paid (in the form of additional units) during the deferral period.

The payment date of the awards, to the extent they are earned, will be the date the Compensation Committee certifies the financial results following completion of the performance period. Recipients must be continuously employed during the performance period to become vested, except that vesting will also occur, and any shares earned upon certification of the financial results following completion of the performance period will be paid, if a termination occurs under the following circumstances prior to the end of the performance period (referred to as "vesting-extension provisions"):

•
Death or disability;

•
Executive is age 65 or greater and has at least five years of service;

•
Executive is age 55-64 and has at least 15 years of service; or

•
Executive is age 45-54, has at least 15 years of service and has worked for a specified minimum amount of the performance period (1-2 years, depending on age).

To receive these vesting-extension provisions, the executive must comply with the same conditions that are applicable to the vesting and post-termination extension of stock options that are described in Note 1 above.

 Option Exercises and Stock Vested in Fiscal 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Gregg W. Steinhafel	—	—	66,137	$3,309,495
Douglas A. Scovanner	—	—	66,137	$3,309,495
Michael R. Francis	29,542	$299,816	21,455	$1,073,608
Kathryn A. Tesija	14,454	$193,222	0	$0
Troy H. Risch	1,478	$16,679	5,011	$250,750

Pension Benefits for Fiscal 2009

Name	Plan Name	Age at FYE	Number of Years Credited Service (#)	Present Value of Accumulated Benefit
Gregg W. Steinhafel	Target Corporation Pension Plan	55	30	$788,378
Douglas A. Scovanner	Target Corporation Pension Plan	54	16	$406,482
Michael R. Francis	Target Corporation Pension Plan	47	20	$155,949
Kathryn A. Tesija	Target Corporation Pension Plan	46	24	$159,965
Troy H. Risch	Target Corporation Pension Plan	42	18	$69,969

        The table above reports benefits under our principal pension plan, the Target Corporation Pension Plan (Pension Plan), which is a tax qualified retirement plan that provides retirement benefits to our employees who are at least 21 years of age, have completed at least three years of service and in general, were hired prior to January 2009. We also provide benefits under supplemental pension plans, as described below, because of limits imposed on tax qualified plans by the Internal Revenue Code. Benefits under those plans are reflected in the Nonqualified Deferred Compensation table.

        The final average pay normal retirement benefit under the Pension Plan, expressed as a monthly, single-life annuity commencing at age 65, is equal to the sum of: (a) 0.8% of the participant's final average monthly pay multiplied by the years of service (not to exceed 25 years of service), plus (b) 0.25% of the participant's final average monthly pay multiplied by the years of service in excess of 25 years of service, plus (c) 0.5% of the participant's final average monthly pay in excess of 12.5% of the average of the Social Security Taxable Wage Base for the 35-year period ending when the participant terminates employment multiplied by the years of service (not to exceed 25 years of service). Final average monthly pay is equal to one-twelfth of the highest average annual salary, Bonus and Non-Equity Incentive Plan compensation earned during any five years of the last ten-year period the participant earned service in the Pension Plan, subject to IRS limits. The present value of the accumulated benefit is based on the same assumptions and valuation dates used for the valuation of pension plan liabilities in our financial statements. Participants can elect other annuity forms that have an actuarially equivalent value. We do not grant extra years of service to supplement retirement benefits.

        The Pension Plan allows for early retirement payments to commence at age 55, subject to a benefit reduction for termination of employment before age 55 and a separate reduction for commencing a benefit before age 65. A participant who terminates employment before age 55 has his or her vested benefit calculated based on the final average monthly pay as of their termination date, but service is projected to age 65. The vested benefit is then multiplied by the ratio of the participant's actual completed service to their projected service through age 65. The result will always be equal to or less than the vested benefit as of the termination date. Benefits are also reduced for early commencement by 6.67% per year between age

65 and age 60 and 3.33% per year between age 60 and age 55 (based upon the participant's age when benefits commence).

        The Target Corporation Supplemental Pension Plan I (SPP I) restores the lost qualified pension plan benefit due to an officer's compensation being greater than the compensation limits imposed by the IRS for qualified retirement plans. The Target Corporation Supplemental Pension Plan II (SPP II) restores the lost qualified pension plan benefit due to amounts being deferred under the EDCP and therefore not considered for benefit purposes under the Pension Plan. The Target Corporation Supplemental Pension Plan III (SPP III) provides for a subsidized early retirement benefit once a participant attains age 55 by increasing the participant's age by 5 years, but not greater than age 65, for purposes of determining the reduction factors for early commencement of their pension benefits from the Pension Plan, SPP I and SPP II. As a result, the benefit under SPP III increases when the participant is 55 through 60 years old and decreases in value after age 60, until at age 65 the benefit under SPP III is $0. No new participants have been allowed in SPP III since 1989, and Mr. Steinhafel is the only named executive officer who participates in SPP III.

        In 2002, the vested benefits accrued under SPP I, II and III were converted into an actuarial equivalent lump-sum value that was transferred to the EDCP. Each year, the annual change in the actuarial lump-sum amount is calculated and added to, or deducted from, the participant's EDCP account. This same calculation and an EDCP account adjustment also occurs upon termination of employment. To determine the amount of the change in actuarial equivalent lump-sum amount, the prior transfers are adjusted by an assumed annual earnings rate based on the rate of return of the stable value fund crediting rate alternative in EDCP. Actuarial equivalents are determined using the discount methodology we use in calculating lump-sum payments under the Pension Plan. Currently, we use the applicable interest rate and mortality factors under Section 417(e) of the Internal Revenue Code published in the month of transfer for active officers, and in the month prior to the month of termination for terminated officers. Because of this transfer feature, the benefits accrued under SPP I, II and III are reflected in the Nonqualified Deferred Compensation table.

 Nonqualified Deferred Compensation for Fiscal 2009

        The amounts in the table below represent deferrals under the EDCP (which includes the supplemental pension benefits discussed in the preceding section), deferrals under the ODCP, and deferrals of PSUs that are held as stock units. The ODCP was frozen to new deferrals in 1996.

Name	Executive Contributions in Last FY(2)	Registrant Contributions in Last FY(3)	Aggregate Earnings in Last FY(4)	Aggregate Distributions in Last FY	Aggregate Balance At Last FYE(5)
Gregg W. Steinhafel
EDCP	$230,000	$(53,315)	$4,658,996	$0	$12,173,359
ODCP	$0	$0	$689,190	$0	$6,243,019
Douglas A. Scovanner
EDCP	$180,006	$40,271	$306,087	$0	$1,579,897
ODCP	$0	$0	$267,174	$0	$2,420,194
Michael R. Francis
EDCP	$105,274	$(59,354)	$857,823	$0	$3,074,935
ODCP	$0	$0	$41,631	$0	$377,119
Kathryn A. Tesija
EDCP	$0	$(22,270)	$174,685	$0	$506,202
ODCP(1)	N/A	N/A	N/A	N/A	N/A
Stock Units	$4,042	$134	$3,566	$0	$7,742
Troy H. Risch
EDCP	$482,119	$54,366	$99,185	$0	$908,550
ODCP(1)	N/A	N/A	N/A	N/A	N/A

(1)
Ms. Tesija and Mr. Risch do not participate in the ODCP.

(2)
The following amounts of Executive Contributions from the table above have been reported in the current year Summary Compensation Table:

Mr. Steinhafel	$230,000
Mr. Scovanner	$180,006
Mr. Francis	$105,274
Ms. Tesija	$0
Mr. Risch	$482,119
(3)
All of the Registrant Contributions from the table above have been reported in the current year Summary Compensation Table. Registrant Contributions include transfers of supplemental pension benefits, net of any negative credits, and matching contributions on executive deferrals into the EDCP (i.e., matching contributions not able to be made into the Target 401(k) Plan because of IRS limits).

(4)
The following amounts of Aggregate Earnings from the table above have been reported in the current year Summary Compensation Table:

Mr. Steinhafel	$331,615
Mr. Scovanner	$128,555
Mr. Francis	$20,032
Ms. Tesija	$0
Mr. Risch	$0

(5)
The following amounts of the Aggregate Balance from the table above were reported in the Summary Compensation Table covering fiscal years 2006, 2007 or 2008:

Reported in Prior Years' Summary Compensation Table
Mr. Steinhafel	$3,585,411
Mr. Scovanner	$2,373,446
Mr. Francis	$977,449
Ms. Tesija	$0
Mr. Risch	$0

        Participants in the EDCP may generally elect to defer up to 80% of their salary, Bonus and Non-Equity Incentive Plan payments; however, certain executives may defer up to 100% of their compensation if Section 162(m) of the Internal Revenue Code could limit our deductibility of such compensation. At any time, EDCP participants are permitted to choose to have their account balance indexed to crediting rate alternatives that mirror the investment choices and actual rates of return available under the Target 401(k) Plan, including a Target common stock fund. Target invests general corporate assets through various investment vehicles to offset a substantial portion of the economic exposure to the investment returns earned under EDCP. See Note 26, Defined Contribution Plans, to our consolidated financial statements for additional information.

        No additional deferrals have been made to the ODCP after 1996. Participants' ODCP accounts are credited with earnings based on the Moody's Corporate Bond Yield Average for the June of the preceding calendar year, plus an additional annual return of 6%. The minimum crediting rate is 12% and the maximum is 20%. The Moody's Corporate Bond Yield was 6.4% as of June 2008, when the rate for calendar 2009 was set. This additional return is included in the above-market earnings on deferred compensation in the Summary Compensation Table.

        At the time of deferral, participants can elect to receive a distribution of their EDCP account at a fixed date or upon termination of employment. EDCP payouts at a fixed date will be made as lump-sum payments. EDCP payouts made on termination of employment can be made as a lump-sum payment, installment payments over five years, or installment payments over ten years commencing immediately or one-year after termination of employment. EDCP payouts are also made in the case of the termination of EDCP, a qualifying change in control, or unforeseeable financial emergency of the participant creating severe financial hardship.

        Payouts from the ODCP cannot be made until termination of employment, death, termination of the ODCP, a qualifying change in control, or unforeseeable financial emergency of the participant creating severe financial hardship. Participants can elect distributions as a lump-sum payment or lifetime periodic payments with guaranteed payments for 15 years. The payments can commence immediately or up to ten years after termination of employment, however payments must commence when a participant has terminated employment and reached age 65.

        Both the EDCP and ODCP are intended to comply with Section 409A of the Internal Revenue Code. As a result, payments to executive officers based on a termination of employment will be delayed six months.

        The EDCP and the ODCP are unfunded plans and represent general unsecured obligations of Target. Participants' account balances will be paid only if Target has the ability to pay. Accordingly, account balances may be lost in the event of Target's bankruptcy or insolvency.

 Potential Payments Upon Termination or Change-in-Control

        This section explains the payments and benefits to which the named executive officers are entitled in various termination of employment scenarios. These are hypothetical situations only, as all of our named executive officers are currently employed by us. For purposes of this explanation, we have assumed that termination of employment occurred on January 30, 2010, the last day of our 2009 fiscal year, and for the change-in-control analysis, that we incurred a change-in-control at our fiscal year-end closing stock price of $51.27 per share.

        The intent of this section is to isolate those payments and benefits for which the amount, vesting or time of payment is altered by the termination of employment in the described circumstances. This section does not cover all amounts the named executive officers will receive following termination. Specifically, the named executive officers are entitled to receive their vested balances under our pension and deferred compensation plans, as disclosed in the preceding tables, and payment of accrued vacation balances under all employment termination scenarios. In addition, unless the termination is due to a dishonest or illegal act, they retain their vested stock option awards, and if they meet specified minimum age and years of service requirements at the time of termination, the unvested portion of stock options, PSUs and RSUs are not forfeited, and vesting will continue according to the original schedule. A description of these age and years of service requirements, applicable to all employees who receive equity awards, is set forth in the notes under the Outstanding Equity Awards table.

        The paragraphs below explain the payments and benefits for which the amount, vesting or time of payment is altered by each employment termination situation (referred to as Post-Termination Benefits). The age and years of service for each executive officer is located in the Pension Benefits table.

Voluntary Termination

        If a named executive officer voluntarily terminates employment, the potential Post-Termination Benefits consist of the potential right to continue to receive above-market interest in our former deferred compensation plan, the ODCP, or receive his account balance as a lump-sum payment.

        Under the ODCP, if the voluntary termination occurs after reaching age 55, the participant will continue to receive interest at the plan's crediting rate (as described in the narrative under the Nonqualified Deferred Compensation table) over the time period during which his account balance is distributed. If the voluntary termination occurs before reaching age 55, the participant will generally receive his account balance in an immediate lump-sum payment six months following termination.

	Mr. Steinhafel	Mr. Scovanner	Mr. Francis	Ms. Tesija	Mr. Risch
ODCP: Present Value of Above Market Interest(1)	$5,093,009	$70,621	$11,005	$0	$0

(1)
Mr. Steinhafel satisfies the requirement to continue to receive the above-market interest after a voluntary termination of employment. Messrs. Scovanner and Francis are not currently eligible for the continuation of above-market interest because they are under age 55. For Messrs. Scovanner and Francis, the amounts reported reflect the present value of above-market interest during the six-month payment delay period. Ms. Tesija and Mr. Risch do not participate in the ODCP.

Involuntary Termination

        If the named executive officer was involuntarily terminated for deliberate and serious disloyal or dishonest conduct, he would not be eligible for any of the Post-Termination Benefits described in this section, but would receive the ODCP benefit described in the Voluntary Termination section above.

        If a named executive officer is involuntarily terminated for reasons other than deliberate and serious disloyal or dishonest conduct, the potential Post-Termination Benefits consist of:

  •
  severance payments under our ICP;

  •
  the right to continued above-market interest under the ODCP;

  •
  accelerated vesting of 50% or 100% of restricted stock awards (depending on age) and 50% of restricted stock unit awards; and

  •
  for Mr. Steinhafel, accelerated vesting of 50% of his June 2006 stock option award.

        Our ICP provides for continuation of annual cash compensation (salary and average of three most recent Bonuses and Non-Equity Incentive Plan payments) over a period ranging from 12 to 24 months, paid in equal monthly installments. Each of the named executive officers is eligible for 24 months of income continuation under the ICP. Payments under the ICP are conditioned on the executive releasing any claims against us and a non-solicitation clause, and are subject to reduction if the executive becomes employed by specified competitors.

        The right to continued above-market interest under the ODCP is the same as for a voluntary termination, with the exception that if the executive is age 50 or older and has at least 10 years of service with us, he will receive the above-market interest (or present value equivalent) that he would have received if distributions were made as elected.

        The accelerated vesting provisions of restricted stock unit awards, restricted stock awards and stock options are set forth in the notes under the Outstanding Equity Awards table.

	Mr. Steinhafel	Mr. Scovanner	Mr. Francis	Ms. Tesija	Mr. Risch
ICP payments (Severance)	$4,028,739	$2,836,417	$2,398,452	$1,721,063	$1,962,306
ODCP: Present Value of Above Market Interest(1)	$5,093,009	$4,487,482	$11,005	N/A	N/A
Restricted Stock Vesting(2)	$5,435,440	$1,377,215	$0	$0	$0
Restricted Stock Unit Vesting(2)	$2,814,005	$1,755,075	$1,225,968	$1,071,620	$935,447
Accelerated Vesting of Stock Options(3)	$248,620	N/A	N/A	N/A	N/A

(1)
Messrs. Steinhafel and Scovanner satisfy the requirements to continue to receive the above-market earnings after an involuntary termination of employment. The amount in the table above has been calculated in the same manner as described in Note 1 to the Voluntary Termination table above.

(2)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 29, 2010 ($51.27 per share).

(3)
Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on January 29, 2010 ($51.27 per share) and subtracting the exercise price of such option shares.

Death

        If a named executive officer dies while employed, the Post-Termination Benefits consist of:

  •
  The right to continued above-market interest under the ODCP;

  •
  Accelerated vesting of stock options, restricted stock units and restricted stock awards; and

  •
  Life insurance proceeds equal to three times the sum of the prior year's annual base salary plus the most recent Bonus and Non-Equity Incentive Plan payments, up to a maximum of $3 million.

        Under the ODCP, if a participant dies while employed and has attained age 55, the participant's beneficiary will generally receive payments for his/her life equal to the payments the participant would have received if the participant retired the day before death. If a participant dies while employed and has not attained age 55, the participant's beneficiary will receive annual payments for the greater of 10 years or until the participant would have reached age 65.

	Mr. Steinhafel	Mr. Scovanner	Mr. Francis	Ms. Tesija	Mr. Risch
ODCP: Present Value of Above-Market Interest(1)	$4,385,291	$833,120	$197,514	N/A	N/A
Restricted Stock Vesting(2)	$5,435,440	$2,754,429	$0	$0	$0
Restricted Stock Unit Vesting(2)	$5,628,010	$3,510,149	$2,451,936	$2,143,240	$1,870,894
Accelerated Vesting of Stock Options(3)	$5,535,000	$3,273,660	$2,285,018	$1,770,986	$1,902,554
Life insurance proceeds	$3,000,000	$3,000,000	$3,000,000	$2,615,000	$2,840,000

(1)
Amounts represent the present value of the above market earnings that the participant's beneficiary would receive during the payment period, calculated using 12.0% as the earnings rate (as set forth in the plan) and a discount rate of 5.7% (reflecting the Moody's Corporate Average rate determined as of January 29, 2010).

(2)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 29, 2010 ($51.27 per share).

(3)
Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on January 29, 2010 ($51.27 per share) and subtracting the exercise price of such option shares.

Disability

        If a named executive officer becomes totally and permanently disabled while employed, the Post-Termination Benefits consist of:

  •
  Monthly payments under the Excess Long-Term Disability Plan if they also participated in the widely available qualified long-term disability plan;

  •
  The right to continued above-market interest under the ODCP;

  •
  Accelerated vesting of restricted stock and restricted stock unit awards; and

  •
  For Mr. Steinhafel, accelerated vesting of his June 2006 stock option award.

        Our Excess Long-Term Disability Plan, a self-insured unfunded plan, provides monthly disability income payments with respect to the portion of annualized salary and three-year average Bonus and Non-Equity Incentive Plan compensation above the qualified plan annual compensation limit (currently set at $245,000) but not exceeding $1 million. Payments from the plan are taxable to participants. The plan replaces 60% of the participant's eligible compensation. Participants who become disabled before age 65 are eligible to receive payments under the plan while they are totally and permanently disabled through the age 65 (with a minimum of three years of disability payments) or death, if sooner.

	Mr. Steinhafel	Mr. Scovanner	Mr. Francis	Ms. Tesija	Mr. Risch
Excess Long-Term Disability Plan (Annual Payments)	$453,000	$453,000	$453,000	$369,319	$441,692
ODCP: Present Value of Above-Market Interest(1)	$5,093,009	$70,621	$11,005	$0	$0
Restricted Stock Vesting(2)	$5,435,440	$2,754,429	$0	$0	$0
Restricted Stock Unit Vesting(2)	$5,628,010	$3,510,149	$2,451,936	$2,143,240	$1,870,894
Accelerated Vesting of Stock Options(3)	$497,239	N/A	N/A	N/A	N/A

(1)
See Note 1 in the Voluntary Termination discussion above.

(2)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 29, 2010 ($51.27 per share).

(3)
Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on January 29, 2010 ($51.27 per share) and subtracting the exercise price of such option shares.

Change-in-Control

        The following discussion describes the payments and benefits that: (1) are triggered by the occurrence of a change-in-control; and (2) are triggered only by a termination of employment following a change-in-control. In general terms, we will experience a change-in-control, as defined in our compensation plans, whenever any of the following events occur:

  •
  50% or more of our Board of Directors consists of persons who have not been nominated or appointed by incumbent directors;

  •
  Any person or group acquires 30% or more of our common stock; or

  •
  We merge with or into another company and our shareholders own less than 60% of the combined company.

        Importantly, our plans do not provide for any gross-ups for taxes due on any payments described in this section.

        The consequence of a change-in-control to the named executive officers, without termination of employment, is as follows:

  •
  The deferred compensation balance under the ODCP, together with the present value of the continued above-market interest under the ODCP, as well as the deferred compensation balance in the EDCP, will be paid in a lump-sum as soon as allowed under Section 409A of the Internal Revenue Code, unless the Board of Directors determines not to accelerate payment of these amounts.

  •
  Outstanding restricted stock awards will be immediately vested and released.

  •
  A pro rata portion of outstanding PSU awards (those still in their respective performance period) will be deemed to have been earned at the target payout level and paid out within 10 days following the change-in-control. The pro rata payout is based on the percentage of the three-year performance period that has elapsed as of the date of the change-in-control.

  •
  A pro rata portion of outstanding RSUs will vest and be paid out within 10 days following the change-in-control. The pro rata vesting is based on the percentage of the three-year vesting period that has elapsed as of the date of the change-in-control.

        If a change-in-control occurred on January 30, 2010, the named executive officers would have received the following:

	Mr. Steinhafel	Mr. Scovanner	Mr. Francis	Ms. Tesija	Mr. Risch
ODCP: Present Value of Above Market Interest(1)	$4,467,317	$4,180,490	$412,341	$0	$0
Restricted stock vesting(2)	$5,435,440	$2,754,429	$0	$0	$0
Performance share payouts(2)	$4,397,496	$2,634,577	$1,853,974	$769,221	$1,662,071
Restricted stock unit vesting(2)	$1,210,855	$791,956	$556,832	$445,358	$437,793

(1)
The present value is determined by assuming that payments of the executive's account will be made based on the executive's payment elections, and then determining the present value of the above-market earnings using the RP-2000 Combined Healthy Participant mortality table, an assumed annual earnings rate of 12.5% (reflecting the earnings rate in effect for the ODCP during 2010) and a discount rate of 6.5% (reflecting a discount rate that is 6% less than the assumed earnings rate, as set forth in the terms of the plan).

(2)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 29, 2010 ($51.27 per share).

        If a named executive officer's employment terminates involuntarily or voluntarily with good reason (a material reduction in compensation or responsibilities or a required relocation following a change-in-control), the Post-Termination Benefits that may be received consist of severance under the ICP and accelerated vesting of outstanding stock options. The estimated amount of additional Post-Termination Benefits in excess of the benefits triggered by the change-in-control transaction are as follows:

	Mr. Steinhafel	Mr. Scovanner	Mr. Francis	Ms. Tesija	Mr. Risch
ICP Payments (Severance)	$4,028,739	$2,836,417	$2,398,452	$1,721,063	$1,962,306
Accelerated Vesting of Stock Options	$5,535,000	$3,273,660	$2,285,018	$1,770,986	$1,902,554

        The ICP was amended in November 2008 to impose a good reason for termination requirement in order to receive severance for a voluntary termination following a change-in-control. Under the terms of the ICP, this amendment has a two-year delayed effective date. Accordingly, if a change-in-control occurs prior to the second anniversary of this amendment, executives are entitled to receive the severance amounts shown above without demonstrating good reason for their resignation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        SEC rules require disclosure of those directors, officers and beneficial owners of more than 10% of our common stock who fail to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year. Based solely on review of reports furnished to us and written representations that no other reports were required during the fiscal year ended January 30, 2010, all Section 16(a) filing requirements were met.

 ITEM TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of Ernst & Young LLP as the independent registered public accounting firm for Target and its subsidiaries for the fiscal year ending January 29, 2011. We have retained Ernst & Young LLP in this capacity since 1931.

        A representative from Ernst & Young LLP will be at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

Audit and Non-audit Fees

        The following table presents fees for professional services performed by Ernst & Young LLP for the annual audit of our consolidated financial statements for fiscal 2009 and 2008, the review of our interim consolidated financial statements for each quarter in fiscal 2009 and 2008 and for audit-related, tax and all other services performed in fiscal 2009 and 2008:

	Fiscal Year End
	January 30, 2010	January 31, 2009
Audit Fees(a)	$3,707,0000	$3,713,000
Audit-Related Fees(b)	244,000	411,000
Tax Fees:
Compliance(c)	6,533,000	1,213,000
Planning & Advice(d)	152,000	81,000
All Other Fees	0	0

Total	$10,636,000	$5,418,000

(a)
Includes annual audit of consolidated financial statements, accounting consultation, Sarbanes-Oxley Section 404 attestation services, consents for securities offerings and registration statements, and other agreed upon procedures.

(b)
Includes benefit plan audits and internal controls review.

(c)
Includes Form 5500 preparation and tax compliance services, including a capitalization review project in connection with our store remodel program.

(d)
Includes tax planning and advice, assistance with tax audits and appeals, and requests for technical advice from taxing authorities.

        The Audit Committee's current practice requires pre-approval of all audit services and permissible non-audit services to be provided by the independent registered public accounting firm. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm's independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chair. Pre-approvals granted by the Audit Committee Chair are reported to the full Audit Committee at its next regularly scheduled meeting.

        The Audit Committee pre-approved all of the audit and non-audit services performed by Ernst & Young LLP during fiscal 2009 and 2008.

        THE AUDIT COMMITTEE RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Report of the Audit Committee

        The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee Target's financial reporting process. Management has primary responsibility for our consolidated financial statements and reporting process, including our systems of internal controls. Target's independent registered public accounting firm is responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. In addition, the independent registered public accounting firm will express its opinion on the effectiveness of our internal control over financial reporting.

        A copy of the Audit Committee Position Description, which has been adopted by our Board of Directors and further describes the role of the Audit Committee in overseeing our financial reporting process, is available online at www.target.com (click on "Investors," "Corporate Governance" and "Board Committees").

        In performing its functions, the Audit Committee:

  •
  met with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations and their evaluations of Target's internal controls;

  •
  reviewed and discussed with management the audited financial statements included in our Annual Report;

  •
  discussed with our independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 114 (The Auditor's Communication With Those Charged With Governance); and

  •
  received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accountant's communication with the Audit Committee concerning independence, and discussed with them matters relating to their independence.

        Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Position Description, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 30, 2010, for filing with the SEC.

AUDIT COMMITTEE

Roxanne S. Austin, Chair
Richard M. Kovacevich
Anne M. Mulcahy*

*
Ms. Mulcahy rotated off the Audit Committee following the preparation of this report as part of our regular governance practices.

 ITEMS THREE, FOUR AND FIVE—APPROVAL OF AMENDMENTS TO OUR RESTATED
ARTICLES OF INCORPORATION

        Our Board of Directors, as part of its continuing review of corporate governance practices, and after careful consideration, has unanimously adopted and now recommends shareholder approval of three proposals to amend our restated articles of incorporation.

        The following summary of the proposed amendments may not contain all the information that is important to you. The complete text of proposed amended and restated articles, reflecting the amendments proposed in Items 3, 4 and 5, is set forth in Appendix A. This summary is qualified in its entirety to the text of the proposed amended and restated articles in Appendix A, which you are urged to read in its entirety.

ITEM THREE—APPROVAL OF AMENDMENT TO OUR RESTATED ARTICLES
RELATING TO OUR BOARD OF DIRECTORS, INCLUDING TO PROVIDE FOR ANNUAL
ELECTIONS OF ALL DIRECTORS

        The Board is currently classified, which means it is divided into three classes, and members of each class are elected to serve for staggered three-year terms. Proponents of classified boards believe that they provide continuity and stability to the board, facilitate a long-term outlook by the board, and improve the board's negotiating position when confronted with an unsolicited suitor. On the other hand, an increasing number of investors have come to believe that classified boards reduce accountability of directors because they limit the ability of shareholders to evaluate and elect all directors annually.

        The Board is committed to good corporate governance. In making its recommendation, the Board considered carefully comments from our shareholders regarding the advantages of both classified and declassified board structures. The Board determined that the advantages of a classified board were outweighed by the advantages of the shareholders' ability to evaluate all directors annually and the adoption of a structure that is currently considered by many to be a "best practice" in corporate governance. Consequently, the Board concluded that an amendment to our restated articles of incorporation to provide for the annual election of all directors is in the best interests of Target and its shareholders.

        If the proposed amendment to declassify the Board is approved by the shareholders at this Annual Meeting, the declassified Board structure would be phased in as follows:

  •
  The Class I directors elected at this Annual Meeting will be elected for a one-year term;

  •
  The Class II directors will continue to serve the remainder of their elected terms, which expire at the 2011 Annual Meeting;

  •
  The Class III directors, whose terms are scheduled to expire at the 2012 Annual Meeting, have all submitted a resignation conditioned on the approval of this Item, such that they will serve only one year of their remaining term, but would be eligible to stand for election at the 2011 Annual Meeting; and

  •
  Starting with the 2011 Annual Meeting, all directors will be elected annually.

        Article VI also contains a requirement that a shareholder must provide the Board with at least 60 days' notice prior to the date of the annual shareholders meeting of any candidates the shareholder intends to nominate for election as a director at the annual meeting of shareholders. Item 3 would eliminate this provision from our articles of incorporation.

        The Board has already approved an amendment to our bylaws to add an advance-notice provision for director nominations. This bylaw provision will take effect if this amendment to the articles is approved, and it requires that advance notice of director nominations must be given at least 90 days prior to the first anniversary date of the prior year's annual meeting of shareholders. However, if the date of the annual meeting is more than 30 days before or 60 days after the first anniversary date of the prior year's annual meeting of shareholders, advance notice of director nominations must be given by the later of at least 90 days prior to the date of the annual meeting or within 10 days following the first public announcement of the annual meeting date. The bylaw provision also requires additional disclosures regarding the nominating shareholder and the shareholder's proposed nominees. The Board reviewed the prevailing practices of other large companies with respect to advance-notice provisions, and concluded that the 90-day notice and additional disclosure requirements are consistent with the practices of many of those companies and also reasonable requirements to impose on nominating shareholders.

        Currently, Article VI also sets forth a complicated method for determining the size of the Board. Under Article VI of our current restated articles of incorporation, "[t]he number of directors may be increased by the shareholders or Board of Directors or decreased by the shareholders from the number of directors on the Board of Directors immediately prior to the effective date of this Article VI; provided, however, that any change in the number of directors on the Board of Directors (including, without limitation, changes at annual meetings of shareholders) shall be approved by the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as defined in Article IV), voting together as a single class, unless such change shall have been approved by a majority of the entire Board of Directors. If such change shall not have been so approved, the number of directors shall remain the same."

        This provision has in the past created ambiguity regarding the size of the Board, particularly in the event of mid-term director resignations. The proposed amendment to Article VI provides that both the directors and the shareholders have the power to set the size of the Board, regardless of (i) whether the size set is an increase or a decrease from the number of directors then serving on the Board, (ii) the number of directors serving immediately prior to the effective date of Article VI, (iii) the number elected at the previous year's meeting, or (iv) the number serving prior to, or after, a death or resignation. The effect of the amendment would be that our shareholders would know at the time when our annual proxy statement is filed each year the exact number of directors to be elected at the annual meeting, unless there is a shareholder proposal to change the number of directors. Without amendment, the current restated articles might be interpreted to require the Board to solicit shareholder approval each time it wanted to maintain the size of the Board following a director's resignation or death. We believe that the need for clarification is heightened when all our directors are elected each year.

        Our current restated articles of incorporation require the approval of at least 75% of the outstanding stock entitled to vote in order to remove any member of the Board or to amend or repeal any provision of Article VI. The supermajority vote requirement was designed to protect against circumvention of the staggered three-year terms under the classified board structure and to promote the benefits to Target and its shareholders provided by that structure. Once the Board is declassified, there is no longer a strong reason for this protection. A similar rationale underlies the proposed deletion of the supermajority requirement to amend Article VI itself. The amendment to Article VI would not alter the current requirement that shareholder-initiated changes in the size of the Board must be approved by holders of 75% of the voting shares unless approved by the Board. Any future amendment to that 75% requirement would require the vote of 75% of the voting power of the outstanding stock under the statutory requirements of the Minnesota Business Corporation Act (MBCA).

        Approval of this amendment will amend Article VI as shown on Appendix A and will require the affirmative vote of the holders of not less than 75% of the outstanding shares of our common stock. If the proposed amendment is not approved, the Board of Directors will remain classified and the other proposed changes to Article VI will not be adopted.

        THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ITEM 3.

ITEM FOUR—APPROVAL OF AMENDMENT TO OUR RESTATED ARTICLES
OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING
REQUIREMENT FOR CERTAIN BUSINESS COMBINATIONS

        Article IV of our restated articles requires that certain Business Combinations (as defined in the current restated articles of incorporation), involving or proposed by a shareholder owning at least 10% of our outstanding voting shares, receive the approval of at least 75% of the outstanding stock entitled to vote on the transaction unless certain conditions are met, including approval by a majority of those persons who are Continuing Directors (as defined in the current restated articles of incorporation) or satisfaction of certain price and procedure requirements set forth in Article IV. Item 4 is a proposal to delete Article IV in its entirety.

        Under the current provisions of the MBCA, an "interested shareholder" (defined generally as a shareholder owning at least 10% of the outstanding voting shares) cannot enter into a "business combination" (defined generally to include the same or similar transactions as those described in the definition of Business Combination in our current restated articles of incorporation) with Target for 4 years after becoming an interested shareholder, unless prior to the transaction by which the shareholder becomes an interested shareholder, a committee composed solely of one or more "disinterested" directors (defined generally as a director who has not been an officer or employee of Target or a related organization during the preceding 5 years) or, if there are no such disinterested directors, by a committee of 3 or more disinterested persons who are not directors, approves either the business combination or the transaction by which the shareholder becomes an interested shareholder.

        Article IV of our current restated articles of incorporation was adopted before the enactment of the current MBCA provisions regarding business combinations with interested shareholders. The Board believes that the supermajority shareholder approval required in Article IV of our current restated articles of incorporation is similar in purpose to the approval requirements set forth in the MBCA as described above and that the supermajority requirement is therefore no longer necessary or desirable. The Board has thus concluded that it is in the best interests of Target and its shareholders to eliminate current Article IV of our restated articles of incorporation in its entirety. In the event we are involved in a transaction that constitutes a business combination under the MBCA, the provisions of the statute would govern.

        Approval of this amendment will cause Article IV of our current restated articles of incorporation to be deleted in its entirety, as set forth on Appendix A, and it will require the affirmative vote of the holders of not less than 75% of the outstanding shares of our common stock.

        THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ITEM 4.

ITEM FIVE—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR RESTATED
ARTICLES OF INCORPORATION

        In addition to the proposed amendments to our restated articles of incorporation described in Items 3 and 4, the Board recommends shareholder approval of a proposal to amend and restate our restated articles of incorporation to integrate all amendments approved by shareholders at the Annual Meeting into one document, to conform cross-references in current Articles V and VII, and to update a statutory reference in current Article V for a change in the MBCA. None of the proposed amendments in this Item 5 would change our authorized capital stock, indemnification of officers and directors, or limitation-of-liability provisions, and none of the amendments would adversely affect the rights or preferences of our shareholders. This amendment and restatement will require the affirmative vote of a majority of the holders of our common stock present in person or by proxy and entitled to vote on this Item at the Annual Meeting.

        If any of Items 3, 4 and 5 is not approved, then the amendments reflected by that item will not be made and our restated articles of incorporation will retain the current provisions governing the subject matter of that item.

        THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ITEM 5.

 ITEM SIX—SHAREHOLDER PROPOSAL REGARDING
ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Allen Edward Hancock, trustee of Allen Edward Hancock Revocable Living Trust, 2244 Alder Street, Eugene, Oregon 97405, who held 139.785 shares of common stock on December 18, 2009, intends to submit the following resolution to shareholders for approval at the 2010 annual meeting:

Resolution

        RESOLVED, that the shareholders of Target Corporation request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers ("NEOs") set forth in the proxy statement's Summary Compensation Table (the "SCT") and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Supporting Statement

        In our view, senior executive compensation at Target has not always been structured in ways that best serve shareholders' interests. While shareholders were experiencing negative total shareholder return for 2008, CEO Gregg W. Steinhafel received over $5.8 million in reported total compensation, which is roughly 400 times the average pay of production workers in the 'general merchandise stores' industry. In 2009, shareholders filed close to 100 "Say on Pay" resolutions. Votes on these resolutions averaged more than 46% in favor, and more than 20 companies had votes over 50%, demonstrating strong shareholder support for this reform.

        Investor, public and legislative concerns about executive compensation have reached new levels of intensity. A 2009 report by The Conference Board Task Force on Executive Compensation, noting that pay has become a flashpoint, recommends taking immediate and credible action "in order to restore trust in the ability of boards to oversee executive compensation" and calls for compensation programs which are "transparent, understandable and effectively communicated to shareholders."

        An Advisory Vote establishes an annual referendum process for shareholders about senior executive compensation. We believe this vote would provide our board and management useful information about shareholder views on the company's senior executive compensation especially when tied to an innovative investor communication program.

        Over 25 companies have agreed to an Advisory Vote, including Apple, Ingersoll Rand, Microsoft, Occidental Petroleum, Hewlett-Packard, Intel, Verizon, MBIA and PG&E. And nearly 300 TARP participants implemented the Advisory Vote in 2009, providing an opportunity to see it in action.

        RiskMetrics Group recommends votes in favor, noting: "RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability."

        We believe existing SEC rules and stock exchange listing standards do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. We believe voting against the election of Board members to send a message about executive compensation is a blunt sledgehammer approach, whereas an Advisory Vote provides shareholders a more effective instrument.

        We believe that a company that has a clearly explained compensation philosophy and metrics, reasonably links pay to performance, and communicates effectively to investors would find a management sponsored Advisory Vote a helpful tool.

        We urge shareholders to vote FOR this resolution.

Position of the Board of Directors

        The Board has considered this proposal and believes that its adoption at this time is not in the best interests of Target or our shareholders for the following reasons:

  •
  The "Say-on-Pay" issue is currently being considered by Congress, and has been characterized as a priority that may be finalized in 2010. In addition, current practice and comments by policymakers around the specifics of implementing "Say-on-Pay" policies are not uniform. As a result, the precise form and frequency of a shareholder advisory vote on executive compensation that is likely to be mandated by law is subject to some uncertainty. In light of the prospects for federal legislation on this topic, the Board believes the best course of action is to wait for Congress to clarify this issue rather than adopting a form of advisory vote policy that may be inconsistent with a standard that may be specified in the near future.

  •
  The Board continues to be open to input from shareholders regarding their specific concerns and suggestions on Target's executive compensation programs. As discussed under "Communications with Directors" on page 13-14 of this proxy statement, shareholders can write any member of the Board and express their views.

  •
  We received this same proposal at our 2009 Annual Meeting of shareholders, and holders of a majority of the shares present in person or by proxy voted against the proposal.

        THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THE SHAREHOLDER PROPOSAL TO REQUIRE AN ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION.

 ADDITIONAL INFORMATION

Business Ethics and Conduct

        We are committed to conducting business lawfully and ethically. All of our directors and employees, including our Chief Executive Officer and senior financial officers, are required to act at all times with honesty and integrity. Our Business Conduct Guide covers areas of professional conduct, including conflicts of interest, the protection of corporate opportunities and assets, employment policies, confidentiality, vendor standards and intellectual property, and requires strict adherence to all laws and regulations applicable to our business. Our Business Conduct Guide also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Business Conduct Guide.

        We intend to disclose any future amendments to, or waivers from, any provision of our Business Conduct Guide involving our directors, our principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions on our web site within four business days following the date of any such amendment or waiver. No waivers were sought or granted in 2009.

Vendor Standards and Compliance

        To ensure that the products we carry in our stores are made legally and ethically, we require our vendors to abide by certain standards. Copies of those standards and a report relating to vendor compliance with those standards are included within our Corporate Responsibility Report.

Commitment to Diversity

        We believe that attracting and retaining an employee population reflecting the diversity of our guests and communities we serve is an important goal and will provide a competitive advantage. We are an equal opportunity employer, and we communicate to our employees information regarding equal employment opportunities. We also encourage the use of minority and women-owned contractors and service providers, and we support the efforts of our employees, suppliers and vendors to adhere to these principles of corporate responsibility.

        We provide detailed statistical information on equal employment opportunity to the federal government as required by law. Information regarding our diversity programs and diverse employee population is included within our Corporate Responsibility Report.

        For the benefit of hearing impaired persons, a sign language interpreter will be present at our 2010 Annual Meeting.

SHAREHOLDER INFORMATION

Shareholder Proposals

        Proposals by shareholders (other than director nominations) that are submitted for inclusion in our proxy statement for our 2011 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws. To be timely under Rule 14a-8, they must be received by our Corporate Secretary at Target Corporation, 1000 Nicollet Mall, Mail Stop TPS 3255, Minneapolis, Minnesota 55403 by December 30, 2010.

        If a shareholder does not submit a proposal for inclusion in our proxy statement but does wish to propose an item of business to be considered at the annual meeting of shareholders (other than director nominations), that shareholder must give advance written notice of such proposal to our Corporate Secretary at least 90 days prior to the anniversary of the most recent annual meeting. For our 2011 Annual Meeting, notice must be given by March 11, 2011, and must comply with certain other requirements contained in our bylaws, as well as all applicable statutes and regulations.

        Under Target's current restated articles of incorporation, if a shareholder plans to nominate a person as a director at an annual meeting, the shareholder is required to place the proposed director's name in nomination by written request received by our Corporate Secretary at least 60 days prior to the meeting, together with the written consent of such person to serve as a director. If shareholders approve Item 3 at the 2010 Annual Meeting, this 60-day advance-notice requirement will be eliminated from our restated articles of incorporation and the advance-notice provisions of our bylaws will take effect. Under those bylaw provisions, a shareholder must give advance written notice of a director nomination to our Corporate Secretary at least 90 days prior to the anniversary of the most recent annual meeting. If Item 3 is approved, notice of shareholder-proposed nominations for our 2011 Annual Meeting must be given by March 11, 2011, and must comply with certain other requirements contained in our bylaws, as well as all applicable statutes and regulations.

Householding Information

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

        If you and other shareholders of record with whom you share an address currently receive multiple copies of our annual report and/or proxy statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the annual report or proxy statement for your household, please contact our Investor Relations representative by email at investorrelations@target.com, by mail to the address listed on the cover of this proxy statement, Attention: Investor Relations, or by telephone at (612) 761-6736.

        If you participate in householding and would like to receive a separate copy of our 2009 annual report or this proxy statement, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

 APPENDIX A

        New language is indicated by underlining, and deletions are indicated by strike-throughs.

PROPOSED AMENDED AND RESTATED
ARTICLES OF INCORPORATION

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

TARGET CORPORATION
(As amended through ~~January~~June 9, ~~2002~~2010)

ARTICLE I

        The name of the corporation is Target Corporation.

ARTICLE II

        The location and post-office address of the registered office of the corporation in the State of Minnesota is number 1000 Nicollet Mall in the City of Minneapolis, County of Hennepin.

ARTICLE III

        The total authorized number of shares of the corporation is 6,005,000,000. The shares are classified in two classes, consisting of 5,000,000 shares of Preferred Stock of the par value of $0.01 per share and 6,000,000,000 shares of Common Stock of the par value of $0.0833 per share.

        The Board of Directors is authorized to establish one or more series of Preferred Stock, setting forth the designation of each such series, and fixing the relative rights and preferences of each such series.

        Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock held by such shareholder on every matter voted on at every meeting of shareholders of the corporation. No holder of shares of stock of any class or series shall be entitled to cumulate his/her votes in any election of directors.

        No holder of shares of stock of any class or series shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of shares of stock of any class or series whatsoever or of any securities convertible into or exchangeable for any shares of stock of any class or series whatsoever, whether now or hereafter authorized or issued for cash or other consideration.

ARTICLE IV

~~A.~~
~~In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section B of this Article IV, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or by any other provision of these Articles of Incorporation or in any agreement with any national securities exchange or otherwise.~~

~~B.~~
~~The provisions of Section A of this Article IV shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of these Articles of Incorporation or in any agreement with any national securities exchange or otherwise, if the conditions specified in either of the following Paragraphs 1 or 2 are met:~~

~~1.~~
~~The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).~~

~~2.~~
~~All of the following conditions shall have been met:~~

~~a.~~
~~The aggregate amount of cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher amount determined under clauses (i) and (ii) below:~~

~~(i)~~
~~(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder (as hereinafter defined) for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock (a) within the two-year period immediately prior to the date of the first public announcement of the proposed Business Combination (the "Announcement Date") or (b) in the transaction in which it became an Interested Shareholder, whichever is higher; and~~

~~(ii)~~
~~the fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date being referred to herein as the "Determination Date"), whichever is higher.~~

~~b.~~
~~The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock (as hereinafter defined), other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii) and (iii) below:~~

~~(i)~~
~~(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock (a) within the two-year period immediately prior to the Announcement Date or (b) in the transaction in which it became an Interested Shareholder, whichever is higher;~~

~~(ii)~~
~~the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher; and~~

~~(iii)~~
~~(if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, regardless of whether the Business Combination to be consummated constitutes such an event.~~

~~The provisions of this Paragraph 2.b shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.~~

    ~~c.~~
    ~~The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder. The price determined in accordance with Paragraphs 2.a and 2.b of Section B of this Article IV shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.~~

    ~~d.~~
    ~~After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (i) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock, except as approved by a majority of the Continuing Directors; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock dividend, stock split, combination of shares or similar event), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) except as approved by a majority of the Continuing Directors, such Interested Shareholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage beneficial ownership of any class or series of Capital Stock.~~

    ~~e.~~
    ~~After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.~~

    ~~f.~~
    ~~A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that a majority of the Continuing Directors may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or lack of fairness) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Shareholder and its Affiliates (as hereinafter defined) or Associates (as hereinafter defined).~~

    ~~g.~~
    ~~Such Interested Shareholder shall not have made or caused to be made any major change in the corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.~~

~~C.~~
~~For the purposes of this Article IV:~~

~~1.~~
~~The term "Business Combination" shall mean:~~

~~a.~~
~~any merger, consolidation or statutory exchange of shares of the corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) which is or after such merger, consolidation or statutory share exchange would be an Affiliate or Associate of an Interested Shareholder, provided, however, that the foregoing shall not include the merger of a wholly-owned Subsidiary of the corporation into the corporation or the merger of two or more wholly-owned Subsidiaries of the corporation; or~~

~~b.~~
~~any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of any assets of the corporation or any Subsidiary equal to or greater than ten percent (10%) of the book value of the consolidated assets of the corporation; or~~

~~c.~~
~~any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with the corporation or any Subsidiary of any assets of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder equal to or greater than ten percent (10%) of the book value of the consolidated assets of the corporation; or~~

~~d.~~
~~the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of any securities of the corporation (except pursuant to stock dividends, stock splits, or similar transactions which would not have the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder) or of any securities of a Subsidiary (except pursuant to a pro rata distribution to all holders of Common Stock of the Corporation); or~~

~~e.~~
~~the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or~~

~~f.~~
~~any transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, including, without limitation any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger, consolidation or statutory exchange of shares of the corporation with any of its Subsidiaries; or~~

~~g.~~
~~any agreement, contract or other arrangement or understanding providing for any one or more of the actions specified in the foregoing clauses (a) to (f).~~

  ~~2.~~
  ~~The term "Capital Stock" shall mean all capital stock of the corporation authorized to be issued from time to time under Article III of these Articles of Incorporation. The term "Voting Stock" shall mean all Capital Stock of the corporation entitled to vote generally in the election of directors of the corporation.~~

  ~~3.~~
  ~~The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.~~

  ~~4.~~
  ~~The term "Interested Shareholder" shall mean any person (other than the corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.~~

  ~~5.~~
  ~~A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) the right to dispose or direct the disposition of, pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital stock. For the purpose of determining whether a person is an interested Shareholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.~~

  ~~6.~~
  ~~The term "Affiliate', used to indicate a relationship with a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person. The term "Associate', used to indicate a relationship with a specified person, shall mean (a) any person (other than the corporation or a Subsidiary) of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of such specified person or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the corporation or any Subsidiary, and (d) any person who is a director or officer of such specified person or any of its parents or subsidiaries (other than the corporation or a Subsidiary).~~

  ~~7.~~
  ~~The term "Subsidiary" shall mean any corporation of which a majority of any class of equity security is beneficially owned, directly or indirectly, by the corporation; provided, however, that for the purposes of Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned, directly or indirectly, by the corporation.~~

  ~~8.~~
  ~~The term "Continuing Director" shall mean any member of the Board of Directors of the corporation, while such person is a member of the Board of Directors, who was a member of the Board of Directors prior to the time that the Interested Shareholder involved in the Business Combination in question became an Interested Shareholder, and any member of the Board of Directors, while such person is a member of the Board of Directors, whose election, or nomination for election by the corporation's shareholders, was approved by a vote of a majority of the Continuing Directors; provided, however, that in no event shall an Interested Shareholder involved in the Business Combination in question or any Affiliate, Associate or representative of such Interested Shareholder, be deemed to be a Continuing Director.~~

  ~~9.~~
  ~~The term "Fair Market Value" shall mean (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.~~

  ~~10.~~
  ~~In the event of any Business Combination in which the corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2.a and 2.b of Section B of this Article IV shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.~~

~~D.~~
~~The Continuing Directors by majority vote shall have the power to determine for the purposes of this Article IV, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Capital Stock (including Voting Stock) or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets that are the subject of any Business Combination equal or exceed ten percent (10%) of the book value of the consolidated assets of the corporation, (e) whether a proposed plan of dissolution or liquidation is proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, (f) whether any transaction has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder, (g) whether any Business Combination satisfies the conditions set forth in Paragraph 2 of Section B of this Article IV, and (h) such other matters with respect to which a determination is required under this Article IV. Any such determination made in good faith shall be binding and conclusive on all parties.~~

~~E.~~
~~Nothing contained in this Article IV shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.~~

~~F.~~
~~The fact that any Business Combination complies with the provisions of Section B of this Article IV shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, or the Continuing Directors, or any of them, to approve such Business Combination or recommend its adoption or approval to the shareholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, or the continuing Directors, or any of them, with respect to evaluations of or actions and responses taken with respect to such Business Combination.~~

~~G.~~
~~Notwithstanding any other provisions of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these Articles of Incorporation), the affirmative vote of the holders of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article IV.~~

~~ARTICLE V~~

        No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article ~~V~~IV shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 302A.559 or 80A.~~23~~76 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article ~~V~~IV (including any predecessor provision). No amendment to or repeal of this Article ~~V~~IV shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE ~~VI~~V

        The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than five nor more than twenty-one persons, who need not be shareholders. The number of directors may be ~~increased~~changed either by the ~~shareholders or~~ Board of Directors or ~~decreased by the shareholders from the number of directors on the Board of Directors immediately prior to the effective date of this Article VI~~by the shareholders; provided, however, that any change ~~in the number of directors on the Board of Directors (including, without limitation, changes at annual meetings of shareholders) shall~~proposed to be made by the shareholders must be approved by the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding shares of ~~Voting Stock (as defined in Article IV~~capital stock of the corporation entitled to vote generally in the election of directors of the corporation ("Voting Stock"), voting together as a single class, unless such change shall have been approved by a majority of the entire Board of Directors. ~~If such change shall not have been so approved, the number of directors shall remain the same. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.At the 1988 annual meeting of shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders beginning in 1989, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class.~~ In no case will a decrease in the number of directors shorten the term of any incumbent director. ~~A director~~

        All directors elected by shareholders at and after the 2010 annual meeting of shareholders shall hold office until the next annual meeting ~~for the year in which the director's term expires~~ of shareholders and until a successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. ~~Removal of a director from office (including a director named by the Board of Directors to fill a vacancy or newly created directorship), with or without cause, shall require the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class~~Directors whose terms do not expire at the 2010 annual meeting of shareholders shall hold office until the annual meeting for the year in which the director's term expires and until a successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, unless the number of directors shall have been reduced pursuant to this Article V such that there is no longer a vacancy. Any director elected to fill a vacancy ~~not resulting from an increase in the number of directors shall have the same remaining term as that of such director's predecessor~~shall hold office until the next annual meeting of shareholders and until a successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

        Notwithstanding the foregoing, whenever the holders of any one or more classes of preferred or preference stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by or pursuant to the applicable terms of these Articles of Incorporation~~, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.~~

        ~~No person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the corporation not less than 60 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director. Notwithstanding any other provisions of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these Articles of Incorporation), the affirmative vote of the holders of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VI.~~

ARTICLE ~~VII~~VI

        Except with respect to the election of directors, the shareholders shall take action at a meeting of shareholders by the affirmative vote of a majority of the voting power of the shares present and entitled to vote or such larger proportion or number as is required by law or these Articles of Incorporation. Subject to the rights, if any, of the holders of one or more classes or series of preferred or preference stock issued by the corporation, voting separately by class or series to elect directors in accordance with the terms of such preferred or preference stock, each director shall be elected at a meeting of shareholders by the vote of the majority of the votes cast with respect to the director, provided that directors shall be elected by a plurality of the votes present and entitled to vote on the election of directors at any such meeting for which the number of nominees (other than nominees withdrawn on or prior to the day preceding the date the corporation first mails its notice for such meeting to the shareholders) exceeds the number of directors to be elected. For purposes of this Article ~~VII~~VI, action at a meeting shall mean action at a meeting which satisfies the notice and quorum requirements imposed by the By-Laws of this corporation, except as otherwise provided by law, and a majority of the votes cast means that the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as defined in Article ~~IV~~V) that are voted "for" a director must exceed the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock that are voted "against" that director.

1000 Nicollet Mall

Minneapolis, Minnesota 55403-2542

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TARGET CORPORATION

The Board of Directors Recommends a Vote “FOR” the listed nominees in Item 1 and “FOR” Items 2, 3, 4 and 5.

1. Election of Directors	For	Against	Abstain
Nominees:
1a. Calvin Darden	☐	☐	☐

1b. Anne M. Mulcahy	☐	☐	☐

1c. Stephen W. Sanger	☐	☐	☐

1d. Gregg W. Steinhafel	☐	☐	☐

2. Company proposal to ratify the appointment of Ernst & Young LLP as Independent Registered Public Accountants	☐	☐	☐

	For	Against	Abstain

3. Company proposal to amend the restated articles of incorporation relating to the Board of Directors, including to provide for annual elections of all directors	☐	☐	☐

4. Company proposal to amend the restated articles of incorporation to eliminate a supermajority vote requirement for certain business combinations	☐	☐	☐

5.   Company proposal to amend and restate the restated articles of incorporation to reflect the changes proposed as Items 3 and 4, if approved, to conform cross-references, and to update a statutory reference for a change in the Minnesota Business Corporation Act

	☐	☐	☐

The proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion with respect to any other matter that properly comes before the meeting.

The Board recommends a Vote “AGAINST” Item 6:

	For	Against	Abstain
6. Shareholder proposal regarding annual advisory vote on executive compensation	☐	☐	☐

If you are a registered or beneficial shareholder, consenting to receive all future annual meeting materials electronically is simple and fast! Enroll today at www.icsdelivery.com/target for secure online access to your proxy materials.

NOTE:

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your full title. Joint owners should each sign personally. Please sign, date and return the proxy card promptly using the enclosed envelope.

For comments, please check this box and write them on the back where indicated.        ☐

	Yes	No
Mark here if you would like your voting instructions to be confidential pursuant to the Target Corporation policy on confidential voting described in the 2010 Proxy Statement	☐	☐

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

IF YOU PLAN ON ATTENDING THE ANNUAL MEETING, YOU MUST REQUEST AN ADMISSION TICKET ON OR BEFORE JUNE 4, 2010. PLEASE SEE THE PROXY STATEMENT FOR INSTRUCTIONS ON REQUESTING A TICKET.

As a Registered Shareholder you can access this Target Corporation account online via:

www.bnymellon.com/shareowners/isd

BNY Mellon Shareowner Services, Transfer Agent for Target Corporation, now makes it easy and convenient to get current information on this shareholder account.

•        View account status

•        View certificate history

•        View book-entry information

•        View payment history for dividends

•        Make address changes

•        Obtain a duplicate 1099 tax form

•        Establish/change your PIN

For Technical Information Call 1-877-978-7778

Monday-Friday between 9 a.m. — 7 p.m. Eastern Daylight Time

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

Proxy Solicited on Behalf of the Board of Directors for the June 9, 2010 Annual Meeting of Shareholders

YOUR VOTE IS IMPORTANT

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet voting and telephone voting deadlines are 11:59 p.m. Eastern Daylight Time on
June 8, 2010 for all shareholders except participants in the Target Corporation 401(k) Plan; and 6:00 a.m. Eastern
Daylight Time on June 7, 2010 for participants in the Target Corporation 401(k) Plan.

Your telephone or Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Gregg W. Steinhafel, Douglas A. Scovanner and Timothy R. Baer, and each of them, are hereby appointed proxies, with power of substitution to each, to represent and to vote as designated on the reverse side hereof, all shares of capital stock of Target Corporation, a Minnesota corporation, held by the undersigned on April 12, 2010, the record date for the Annual Meeting of Shareholders to be held on June 9, 2010, and at any adjournment thereof.  This Proxy will be voted as directed, but if no direction is given, it will be voted FOR the nominees and proposals set forth in Items 1, 2, 3, 4 and 5 and AGAINST the proposal set forth in Item 6. The proxies cannot vote these shares unless you vote by telephone or the Internet or unless you sign this card on the reverse side and return it.

The following information applies only to participants in the Target Corporation 401(k) Plan:

•      This proxy card will constitute voting instructions to the Trustee under the Plan. In accordance with the terms of the Plan, these instructions will be held in the strictest confidence by the Trustee and will not be divulged or released to any person, including officers or employees of the Corporation. If you return your voting instruction form, but do not indicate your vote on a proposal, the Trustee is instructed to vote with the Board’s recommendation, which is FOR the nominees and proposals set forth in Items 1, 2, 3, 4, and 5 and AGAINST the proposal set forth in Item 6.

•      Your voting instructions will be applied based on your proportionate interest in shares held by the Target Common Stock Fund under the Plan. If you do not return a signed voting instruction form or respond by telephone or Internet as described above, the Trustee will vote your proportionate interest in the shares held by the Target Common Stock Fund in the same proportion as instructions actually received by the Trustee from Plan participants who give voting instructions. Instruction forms received by the Trustee after 6:00 a.m. Eastern Daylight Time on June 7, 2010 will not be counted.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)